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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

MAINSOURCE FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MainSource Financial Group, Inc.
2105 North State Road 3 Bypass
Greensburg, Indiana 47240

March 23, 2016

Dear Fellow Shareholders:

        We would like to invite you to attend the 2016 Annual Meeting of Shareholders of MainSource Financial Group, Inc. to be held on Wednesday, April 27, 2016 at 10:00 a.m., local time, at our Corporate Office Building located at 2105 North State Road 3 Bypass, Greensburg, Indiana. We sent our shareholders a notice regarding the availability of this proxy statement, our 2015 Annual Report, and other proxy materials via the Internet. This electronic process gives you fast, convenient access to the materials, reduces the impact on the environment, and reduces our printing and mailing costs. A paper copy of these materials can be requested using one of the methods described in the materials.

        We hope you can attend the meeting. If you are unable to join us, however, we urge you to exercise your right as a shareholder and vote. The vote of every shareholder is important. Your cooperation is appreciated.

Sincerely,

Archie M. Brown, Jr. Chairman of the Board

MainSource Financial Group, Inc.
2105 North State Road 3 Bypass
Greensburg, Indiana 47240

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held April 27, 2016

To our Shareholders:

        The 2016 Annual Meeting of Shareholders of MainSource Financial Group, Inc. will be held at its Corporate Office Building located at 2105 North State Road 3 Bypass, Greensburg, Indiana, on Wednesday, April 27, 2016, beginning at 10:00 a.m. local time. At the meeting, shareholders will act on the following matters:

  1.
  Election of ten directors, each for a term of one year;

  2.
  An advisory vote to approve the Company's executive compensation policies and procedures;

  3.
  Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm (independent auditors) for the Company for the fiscal year ending December 31, 2016; and

  4.
  Any other matters that properly come before the meeting.

        Shareholders of record at the close of business on March 7, 2016 are entitled to vote at the meeting or any postponements or adjournments of the meeting. Pursuant to the Securities and Exchange Commission ("SEC") e-proxy rules, we have elected to deliver our proxy materials to our shareholders over the Internet. On or about March 18, 2016, we mailed shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials via the Internet.

By Order of the Board of Directors, James M. Anderson Secretary

March 23, 2016
Greensburg, Indiana

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 27, 2016. This proxy statement and our 2015 Annual Report to Shareholders are available at http://www.edocumentview.com/MSFG.

MAINSOURCE FINANCIAL GROUP, INC.
2105 North State Road 3 Bypass
Greensburg, Indiana 47240

PROXY STATEMENT

        This proxy statement is provided to you in connection with the solicitation of proxies by the Board of Directors for, and contains information related to, the Annual Meeting of Shareholders of MainSource Financial Group, Inc. (the "Company" or "we") to be held on Wednesday, April 27, 2016, beginning at 10:00 a.m., local time, at the Company's Corporate Office Building, 2105 North State Road 3 Bypass, Greensburg, Indiana, and at any postponements or adjournments of the meeting. The proxy materials were first made available to shareholders on or about March 23, 2016. If you requested printed versions of the proxy materials by mail, the materials also include the proxy card or vote instruction form.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:
Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

        For the past few years, as allowed by the rules of the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials via the Internet. Accordingly, on or about March 18, 2016, we sent a Notice of Internet Availability of Proxy Materials (the "Notice") to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.

        The Notice explains how to access and review this proxy statement and our 2015 Annual Report, how to request a printed copy of each, and how to vote by proxy. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Q:
What is the purpose of the annual meeting?

        At the annual meeting, shareholders will act upon the matters outlined in the notice of meeting accompanying this proxy statement, including:

            (i)  the election of ten directors, each for a term of one year;

           (ii)  an advisory vote to approve the Company's executive compensation policies and procedures; and

          (iii)  the ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2016.

In addition, the Company's management will report on the performance of the Company during the fiscal year ended December 31, 2015, and respond to questions from shareholders.

Q:
Who is entitled to vote at the meeting?

        Only common shareholders of record at the close of business on the record date, March 7, 2016, are entitled to receive notice of the annual meeting and to vote the common shares that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each shareholder is entitled to one vote for each share of common stock held on the record date.

Q:
Who can attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-admitted basis. Registration will begin at 9:30 a.m.

Q:
What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 21,609,700 common shares of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner, and how do I vote my shares?

        Many of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

        Shareholder of Record.    If your shares are registered directly in your name with the Company's transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly to the persons designated as proxy holders by the Board of Directors or to vote in person at the annual meeting.

        Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the annual meeting. With respect to the beneficial owners of shares held by nominees, the methods by which you can access proxy materials and give voting instructions to your nominee may vary, depending on the nominee. Accordingly, if you are a beneficial owner, you should follow the instructions provided by your nominee.

Q:
How do I vote?

        On or about March 18, 2016, we sent you a Notice of Internet Availability of Proxy Materials ("Notice") telling you that proxy materials are available at the web site indicated in that Notice, http://www.edocumentview.com/MSFG, and giving you instructions for voting your shares at that web site. We also told you in that Notice (and on the web site) how you could request us to mail proxy materials to you. If you subsequently receive proxy materials by mail, you can vote in any of the ways described below. If not, you must vote by telephone at 1-855-690-7314, or the Internet (and we encourage you to do so) at http://www.edocumentview.com/MSFG, or in person at the Annual Meeting.

Q:
How can I vote my shares in person at the annual meeting?

        Shareholder of Record.    Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring proof of identification. Even if you plan to attend the annual meeting, the

Company recommends that you vote your shares in advance so that your vote will be counted if you later decide not to attend the annual meeting.

        Beneficial Owner.    Shares held in street name may be voted in person by you only if you obtain a legal proxy from the record holder giving you the right to vote the shares.

Q:
Can I change my vote after I return my proxy card?

        Yes.    Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation, a duly executed proxy bearing a later date (or by submitting a revised proxy bearing a later date by telephone or Internet), or a duly executed ballot at the annual meeting. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Q:
How do I vote my retirement plan shares?

        If you participate in the MainSource Financial Group, Inc. 401(k) and Employee Stock Ownership Plan (the "Plan"), you may instruct the vote of shares credited to your account as of the record date by instructing First Bankers Trust Services, Inc., the trustee of the Plan, pursuant to the instructions provided to plan participants. The trustee will vote your shares in accordance with your duly executed instructions received by 4:00 p.m. EST April 18, 2016. If you do not send instructions, your instructions are not timely received, or your instructions are not properly completed, the shares credited to your account in the Plan will be voted by the trustee in the same proportion that it votes shares in the Plan for which it did receive timely instructions. You may also revoke previously given voting instructions by 4:00 p.m. EST April 18, 2016 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

Q:
What are the Board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors (or "Board"). The Board's recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

  •
  for the election of ten directors (see pages 5 - 9), each for a term of one year;

  •
  for advisory approval of the Company's executive compensation policies and procedures; and

  •
  for ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2016.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Q:
What vote is required to approve each item?

        Directors will be elected by a plurality of the votes cast at the meeting. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required for the advisory approval of the Company's executive compensation policies and procedures. The outcome of this vote is not binding on the Board of Directors.

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required for the ratification of the selection of Crowe Horwath LLP as our independent registered public accounting firm.

        If you hold your shares in "street name" through a broker, bank or other nominee, your broker, bank or other nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker, bank or other nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. However, shares represented by such "broker non-votes" will be counted in determining whether there is a quorum.

Q:
What if other matters come up during the meeting?

        If any matters other than those referred to in the Notice of Annual Meeting of Shareholders properly come before the meeting, the individuals named in the accompanying form of proxy will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. The Company is not aware of any business other than the items referred to in the Notice of Annual Meeting of Shareholders that may be considered at the meeting.

Q:
Who pays for the cost of this proxy solicitation?

        The Company pays all costs of soliciting proxies. The Company asks brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials, if applicable, to the beneficial owners and to obtain authority to execute proxies. The Company will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request. In addition, proxies may be solicited by mail, in person, or by telephone by certain of the Company's officers, directors and employees.

Q:
Whom should I call with other questions?

        If you have additional questions about this proxy statement or the meeting or would like additional copies of this document or our 2015 Annual Report on Form 10-K, please contact: MainSource Financial Group, Inc., 2105 North State Road 3 Bypass, Greensburg, Indiana 47240, Attention: Shareholder Relations, telephone: (812) 663-6734.

PROPOSAL 1: ELECTION OF DIRECTORS

        At the 2015 Annual Meeting of Shareholders, nine persons were elected to serve on the Board of Directors of the Company, each for a term of one year. Effective September 2015, the Board of Directors appointed Mrs. Erin P. Hoeflinger to fill an existing vacancy on the Board. Effective February 2016, the Board of Directors appointed Mr. Vincent A. Berta to fill another existing vacancy on the Board. Both Mrs. Hoeflinger and Mr. Berta's terms expire at the 2016 Annual Meeting of Shareholders. Effective with the 2016 Annual Meeting, Mr. Brian Crall, who has served on the Board of Directors of the Company since 2005 and as Lead Director of the Board since 2011, will retire from the Board. The Board of Directors proposes that the nominees described below be elected for a term of one year and until their successors are duly elected and qualified. All of the nominees are currently serving as members of the Board of Directors of the Company and of MainSource Bank.

        Each of the nominees listed below has consented to serve a one-year term. If any of them become unavailable to serve as a director, the Nominating/Corporate Governance Committee may recommend a substitute nominee for election. In that case, the persons named as proxies will vote for the substitute nominee designated by the Nominating Committee.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF THE FOLLOWING NOMINEES:

Kathleen L. Bardwell (age 59)	Director of the Company since 2011

        Mrs. Bardwell currently serves as Senior Vice President, Chief Compliance Officer of Steris Corporation. In her role she is responsible for Regulatory Affairs, Quality Compliance, Corporate Internal Audit and Security and serves as Steris' compliance officer, chief audit executive and on its ethics committee. She brings over 30 years of audit and accounting experience to the Company's Board of Directors. In addition, she has served in executive level positions with Cole National Corporation and Foxmeyer Drug Company.

        Mrs. Bardwell is a member of the National Association of Corporate Directors (NACD), the American Institute of Certified Public Accountants (AICPA), the Ohio Society of CPAs (OSCPA), the Institute of Internal Auditors (IIA), and the American Society for Quality (ASQ) and AdvaMed. She has been a Certified Public Accountant since 1989 and a Certified Quality Auditor since 2009, and received a Certification in Risk Management Assurance (CRMA) designation in 2013.

        Mrs. Bardwell was selected as a nominee to the Board of Directors of the company in 2011 due to her many years of expertise relating to regulatory compliance and financial reporting controls, both of which are vital in the financial services industry. Mrs. Bardwell has also been selected as a result of her experience with publicly traded companies and her qualification as an audit committee financial expert.

William G. Barron (age 66)	Director of the Company since 1989

        Mr. Barron is a commercial-industrial real estate specialist. He has been Chairman and President of Wm. G. Barron Enterprises, Inc., a commercial real estate broker, manager and developer, since June 1994. Since 1997, Mr. Barron has been designated a Certified Commercial Investment Member, which signifies expertise in commercial real estate brokerage, leasing, valuation, asset management and investment analysis.

        In addition, Mr. Barron is President of Rent A Space To Go Parent, LLC, a self-storage and portable storage holding company, and Gunston, LLC, a real estate holding company. Rent A Space and Gunston were each organized in 2006. Prior to these activities, Mr. Barron served as Vice President (1974-81), President (1981-87) and Chairman and CEO (1987-94) of Barron Homes, Inc., a residential home building company.

        Mr. Barron has been a shareholder of the Company since its inception, and has served on both the Boards of Directors of the Bank (1983-2000) and the Company. Mr. Barron has served on all of the committees of the Board except the newly-formed Regulatory Compliance Committee. Mr. Barron is very active in his community in both civic and charitable positions, including Former Chairman of the Board of the Owensboro Family YMCA Endowment Fund Committee, Board member of Mentor Kids Kentucky and past-President of the Owensboro Homebuilders Association. Mr. Barron also has served as President of the Owensboro Rotary Club.

        Mr. Barron has been selected to serve on the Board of Directors of the Company due to his significant banking experience both in general and with the Company, his extensive and highly successful experience in the banking, homebuilding and commercial real estate development industries, his demonstrated integrity, honesty and commitment to community, and his continuous efforts to encourage management and the Board to excel both as a company and individually.

Vincent A. Berta (age 57)	Director of the Company since 2016

        Mr. Berta currently serves as the President and Managing Director of Covington Capital, LLC, a private investment firm providing specialized investment banking and advisory services primarily to financial, real estate and investment companies. Mr. Berta is also a partner in Landmark Financial Advisors, Inc., a registered investment advisory company he co-founded in 2002.

        Mr. Berta has 34 years of experience in the financial services industry, previously serving as the Executive Vice President and Regional Chairman of US Bank Corporation and the Chairman, President and Chief Executive Officer of Trans Financial, Inc., a $2.3 billion bank acquired by US Bank Corporation in 1998. Mr. Berta has also served as Chief Financial Officer and in various other roles for banking institutions. Mr. Berta is active in various community and civic associations, including work on the Focus 2030 Comprehensive Plan, which was formed to provide a community framework for growth in Bowling Green, Kentucky.

        Mr. Berta has been selected to serve on the Board of Directors of the Company due to his significant experience in the financial services industry, including specifically his executive experience as an officer of banking institutions.

Archie M. Brown, Jr. (age 55)	Director of the Company since 2008;
Chairman of the Board since 2011

        Mr. Brown has served as the President and Chief Executive Officer of the Company since August 2008, and has served as Chairman of the Board of Directors since April 2011.

        During his 32 years in banking, Mr. Brown has held management positions in branch management, region management, bank operations (both deposit and loan), business development, small business and consumer lending. Mr. Brown has experience in many areas of banking, including enterprise risk management, change management, expense reduction initiatives, process re-engineering, balance sheet management and restructures, loan workout initiatives, business startups within the bank, business sales and closures within the bank, entering and closing markets, branch and bank acquisitions and integration, board communication, investor and shareholder relations and working with bank regulators.

        Mr. Brown serves on the board of directors of the Greensburg Decatur County Economic Development Corporation, the Indiana Bankers Association, the Indiana Community Business Credit Corporation and the Board of the Indiana Chamber of Commerce.

        As President and Chief Executive Officer, Mr. Brown is required by the Company's Articles of Incorporation to serve on the Board of Directors of the Company.

D.J. Hines (age 64)	Director of the Company since 2005

        Mr. Hines is currently the Chairman of the Board of Directors of Schuler Bauer Real Estate Services Inc., a real estate brokerage and development company operating in the Indiana counties of Floyd, Clark, Scott and Harrison since 1987, and previously served as its Chief Executive Officer from 1997 to 2011. Mr. Hines has attained the Graduate Realtor Institute designation and, since 1990, has developed and sold over 2,000 residential lots and 100 acres of commercial land. Mr. Hines also holds executive positions with Bugaboo Developers, Inc., Foursight Developers, LLC and Hawthorn Glen Developers, LLC, all of which are land development companies. Additionally, he is managing partner for Monticello Group, LLC, and Spring Manor, LLC, which are office and apartment management companies, and is an owner and the chairman of Century 21 Joe Guy Hagan Realtors in Louisville, Kentucky.

        Prior to joining the Company Board, Mr. Hines served as a director of Regional Bank in New Albany, Indiana. During his tenure with the Company Mr. Hines has served on the Audit Committee, the Corporate Loan Committee and the Executive Compensation Committee and currently serves as the Chair of the Board's Credit and Risk Committee.

        In addition to his professional positions, Mr. Hines has held leadership positions with many community boards and foundations in Floyd and Clark Counties, and previously served as the 9th District Real Estate Commissioner for Indiana and as a member of the New Albany Floyd County School Corporation Board of Trustees.

        Mr. Hines has been selected to serve on the Board of Directors of the Company due to his significant experience in land and residential development, his familiarity with the southern Indiana counties in which the Company does business, his previous bank board experience, and his experience as a small, successful business owner. Mr. Hines was also selected as a result of his demonstrated integrity and his commitment to community involvement.

Erin P. Hoeflinger (age 50)	Director of the Company since 2015

        Mrs. Hoeflinger has served as President of Anthem Blue Cross & Blue Shield of Ohio since January 2008, and in various other positions with Anthem since 1995. She is currently responsible for the strategic leadership of the largest health benefits company in the state of Ohio. Her responsibilities include the development of innovative programs and services to improve the health care experience for more than 3 million members, leading efforts to improve access to health care in Ohio and serving as a leader in the transformation of health care.

        Mrs. Hoeflinger combines her commitment to improving the health of Ohio residents with leadership in civic and business affairs. She is currently a member of Governor John Kasich's Advisory Council on Health Care Payment Innovation and serves on the Board of trustees of The Ohio State University. She has an M.B.A. in Business from Xavier University and a B.A. in Communications from Wright State University.

        Mrs. Hoeflinger was selected to serve on the Board of Directors as a result of her extensive experience in executive management of a publicly-traded company in a highly regulated industry.

Thomas M. O'Brien (age 59)	Director of the Company since 2010

        Mr. O'Brien retired from Procter & Gamble in 2010 after 31 years of service, primarily in management positions in the areas of sales, IT and marketing. Most recently, Mr. O'Brien served as Vice President Customer Business Development, Global Business Units and Global eCommerce from 2007 until his retirement. During his time at Procter & Gamble, Mr. O'Brien developed strategies, conceptual innovations and relationships that consistently delivered successful results in revenue, market share and productivity.

        In addition to the Board of Directors of the Company, Mr. O'Brien is currently a senior advisor with the Boston Consulting Group, working with many top consumer product companies on commercial strategies. Mr. O'Brien also currently serves as Chairman of Simpactful Consulting and has served on the National Board of Inroads and the St. Vincent De Paul Cincinnati Board of Directors. Mr. O'Brien has also been active in his local community through such activities as Homeowner Association boards, coaching soccer, leading a swim club, co-chairing a school bond drive and participating in numerous college and MBA programs.

        Mr. O'Brien was selected to serve on the Board of Directors as a result of his extensive experience in sales and marketing in a successful sales-oriented company and his experience working in management, and interacting with the board of directors, of a publicly traded company.

Lawrence R. Rueff, DVM (age 62)	Director of the Company since 2011

        Dr. Rueff graduated with a B.S. in Animal Science in 1976 and a D.V.M. from Purdue University in 1979. In 1984 Dr. Rueff founded Swine Veterinary Services, a veterinarian practice overseeing the health programs of farms that have an annual production of approximately 3 million pigs per year. Dr. Rueff is also the owner of 1 Boar Stud and 1 swine research facility. Dr. Rueff is a past president of the American Association of Swine Veterinarians and, in 2002, received that organization's award for "Swine Practitioner of the Year". Dr. Rueff consults with swine farms located in Indiana as well as other locations across the United States and internationally.

        In addition to his veterinary work, Dr. Rueff has served on the Purdue University Dean of Agriculture Advisory Committee (2002-2004), the Eli Lilly Elanco Animal Health Advisory Board (1988-2005) and is currently serving on the Indiana Veterinary Medical Association Legislative Committee. Dr. Rueff has served on the board of directors of MainSource Bank since 1993.

        Dr. Rueff was selected to serve on the Board of Directors as a result of his extensive knowledge of the agricultural industry, his knowledge of and commitment to Greensburg, Indiana, and the surrounding areas, his history with the Bank, his extensive state-wide relations and his understanding of board functions and responsibilities.

John G. Seale (age 56)	Director of the Company since 2011

        Mr. Seale is the managing partner of RBSK Partners PC, a CPA firm offering a blend of accounting, audit, tax and specialized advisory services to individual and business clients. Mr. Seale specializes in delivering accounting, audit, tax and technology services to individual and closely-held business clients in a variety of industries, including manufacturing, professional services, agriculture, warehousing, real estate and not-for-profits. Mr. Seale is a qualified team captain for purposes of performing peer reviews of CPA firms in accordance with standards established by the Peer Review Board of the AICPA. Mr. Seale has acquired the designations of CPA (certified public accountant) and CITP (certified information technology professional).

        Mr. Seale is a member of the American Institute of CPAs, the Indiana CPA Society, the Ohio CPA Society and the Association of Certified Fraud Examiners. He formerly served on the Indiana Society's Peer Review Committee and the Review Acceptance Board, and is a former member of the AICPA Information Technology Executive Committee. Mr. Seale has served on the board of directors of the Bank since 2002.

        Mr. Seale was selected to serve on the Board of Directors as a result of his long-standing tenure as member of the board of directors of the Bank, his expertise in accounting and auditing, including non-public company auditing, his qualification as an "audit committee financial expert," his extensive experience with information technology and his experience with strategic planning.

Charles J. Thayer (age 72)	Director of the Company since 2011

        Mr. Thayer currently serves as Chairman and Managing Director of Chartwell Capital, LTD, a private investment firm providing specialized advisory services to banks, corporations and institutional investors. Mr. Thayer is Chairman Emeritus of the American Association of Bank Directors (AABD), a national non-profit organization dedicated to serving the information, education and advocacy needs of financial institution directors. He served as Chairman of AABD from 2007 to 2012, and is a founding board member of the National Association of Corporate Directors—Florida.

        Mr. Thayer served as an advisory board member of Louisville Development Bancorp, the holding company for the Metro Bank (Louisville), from 1992 to 2013. Mr. Thayer previously served as a board member for Republic Bancshares and Republic Bank (1999-2004), CogenAmerica (1996-1999), and Sunbeam Corporation (1990-1997), and as an interim Chairman and Chief Executive Officer of Sunbeam from January 1993 to August 1993. Mr. Thayer also spent twenty (20) years in banking prior to organizing Chartwell Capital in 1990, serving in executive level positions with PNC Financial and Citizens Fidelity Corporation with responsibility for finance, capital markets, mergers and acquisitions, investor relations and strategic planning.

        Mr. Thayer was selected to serve on the Board of Directors as a result of his more than forty years of experience in the banking industry, advising companies with respect to corporate governance issues, and his experience as a director and role in management of large publicly traded companies.

INFORMATION ABOUT THE BOARD OF DIRECTORS

        The Board of Directors currently consists of eleven members, and will consist of ten members following the 2016 Annual Meeting. All of the members of the Board of Directors of the Company will serve as directors of the Bank.

        Effective with the 2011 Annual Meeting of Shareholders, the Board voted to combine the role of Chairman with the role of Chief Executive Officer, which is currently held by Archie M. Brown, Jr., and to elect a Lead Director of the Board. The initial Lead Director of the Board was Brian Crall, who was elected as the Lead Director for the year beginning with the 2011 Annual Meeting and has served as Lead Director each subsequent year. Mr. Crall has announced his retirement from the Board of Directors effective as of the 2016 Annual Meeting. The Board of Directors will select a new Lead Director from the independent members of the Board prior to the 2016 Annual Meeting and each year thereafter.

        During the year ended December 31, 2015, the Board met 12 times. Each Director attended more than 75% of the aggregate of (i) all meetings of the Board held and (ii) all committees on which he or she served. Additionally, all of the Directors except D. J. Hines attended the 2015 Annual Meeting of shareholders held on April 29, 2015. The Company does not have a policy with respect to director attendance at annual meetings.

        The standing committees of the Board of Directors of the Company at the commencement of 2015 were the Audit, Executive Compensation, Nominating/Corporate Governance, Credit and Risk and Executive Committees. In 2015 the Board formed a Regulatory Compliance Committee. The Board of Directors amended the charter for its Audit Committee in October 2012, the charter for the Nominating/Corporate Governance Committee in January 2015, and the charter for the Executive Compensation Committee in February 2014, approved the charter for the Credit and Risk Committee in July 2011 and approved the charter for the Regulatory Compliance Committee in March 2015. Copies of the Audit, Nominating/Corporate Governance, Executive, Credit and Risk and Executive Compensation Committee charters are available on the Company's website, www.mainsourcefinancial.com.

        Audit Committee.    The Audit Committee has sole authority for selecting and replacing the Company's independent auditor and approving its compensation. The Audit Committee is charged with assisting the Board in its oversight of: (i) the arrangements for and scope of the audit by the independent accountants; (ii) reviewing the independence of the independent accountants; (iii) considering the adequacy of the system of internal accounting controls and reviewing any proposed corrective actions; (iv) reviewing and monitoring the Company's policies relating to ethics; (v) discussing with management and the independent accountants the Company's draft of the annual financial statements and key accounting disclosures and/or reporting matters; and (vi) reviewing the activities and recommendations of the Company's internal audit department. The Audit Committee also is charged with establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        In 2015, the Audit Committee met eight (8) times, six (6) of which were on a day when the Board also met. The members of the Audit Committee are independent for purposes of the Audit Committee, as independence is defined in the NASDAQ Stock Market listing standards applicable to the Company and Rule 10A-3 of the Securities Exchange Act of 1934. The Board has determined that director John Seale is an "audit committee financial expert" as that term is defined in rules adopted under the Securities Exchange Act of 1934.

        Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee has responsibility for (i)  developing criteria for selecting directors; (ii) identifying individuals qualified to become members of the Board of Directors and recommending director nominees for the next annual meeting of shareholders; (iii) overseeing the evaluation of the corporate and subsidiary Boards of Directors; and (iv) developing and recommending to the Board corporate governance guidelines applicable to the Company. The Nominating/Corporate Governance Committee also considers other matters, such as the size and composition of the Board and succession planning. The Nominating/Corporate Governance Committee will consider written recommendations from shareholders of the Company regarding potential nominees for election as directors which are submitted to the Company's secretary on or before the date for shareholder nominations specified in the "Shareholder Proposals" section of this proxy statement. See the "Corporate Governance" section of this proxy statement for a discussion of the criteria considered by the Nominating/Corporate Governance Committee in selecting directors.

        In 2015, the Nominating/Corporate Governance Committee held five (5) meetings, all of which were on a day when the Board also met. The members of the Nominating/Corporate Governance Committee are independent, as independence is defined in NASDAQ Stock Market listing standards applicable to the Company.

        Executive Compensation Committee.    The Executive Compensation Committee is charged with reviewing the Company's general compensation strategy and philosophy; establishing salaries and reviewing benefit programs for the Company's executive officers and directors; reviewing, approving, recommending and administering the Company's incentive compensation plans and certain other compensation plans; and approving certain change in control contracts.

        In 2015, the Executive Compensation Committee held five (5) meetings, all of which were on a day when the Board also met. All of the members of the Executive Compensation Committee are independent, as independence is defined in NASDAQ Stock Market listing standards applicable to the Company.

        Credit and Risk Committee.    The Credit and Risk Committee is charged with identifying and providing oversight of the Company's risks, including credit, interest rate, liquidity, regulatory, operating (transaction), human capital, reputation, and other risks identified by the Committee or the Company's risk officers from time to time. The Committee is comprised of the Company's Chief Executive Officer and not less than three independent members of the Board of Directors. The Committee took the place of the Company's Corporate Loan Committee, which previously existed for the purpose of providing loan approval and credit oversight of loans in excess of $5 million. In making this change, the Board broadened its consideration of risk from merely credit risk, and adjusted its role with respect to loans and credit risk towards risk oversight and management rather than approval of loans. Pursuant to its charter, at least one time each year, the Credit and Risk Committee meets in joint session with the Audit Committee to discuss any items that have a significant financial statement impact or require significant financial statement/regulatory disclosures.

        In 2015, the Credit and Risk Committee held eight (8) meetings, all of which were on a day when the Board also met. Other than the Chief Executive Officer, the members of the Credit and Risk Committee are independent, as independence is defined in NASDAQ Stock Market listing standards applicable to the Company.

        Regulatory Compliance Committee.    The Regulatory Compliance Committee was formed in 2015 for purposes of overseeing the Company's implementation of its compliance management system and other compliance plans, policies and procedures that are designed to respond to the various compliance and regulatory risks facing the Company and to perform any other duties as directed by the Board. The Committee is designed to be primarily forward-looking, with an emphasis on tracking and trending to ensure any previous compliance issues do not reappear, as well as consideration of potential future issues.

        In 2015, the Compliance Committee held four (4) meetings, none of which were on a day when the Board also met. Other than the Chief Executive Officer, the members of the Regulatory Compliance Committee are independent, as independence is defined in NASDAQ Stock Market listing standards applicable to the Company.

        Executive Committee.    The Executive Committee exists for the purpose of reviewing and implementing business policies and making business decisions that need to be made but do not require or merit discussion and review by the full Board. Additionally, the Executive Committee has and may exercise the powers and authority of the full Board between meetings of the Board. The Executive Committee held three (3) meetings in 2015, one (1) of which was on a day the Board also met.

Board Committee Membership

        The following is a list of the Board Committee memberships for 2015:

Name	Executive Committee	Executive Compensation Committee	Audit Committee	Credit and Risk Committee	Nominating/ Corporate Governance Committee	Regulatory Compliance Committee
Kathleen L. Bardwell			C		M
William G. Barron	M	M		M	M
Archie M. Brown, Jr.	M			M		M
Brian J. Crall	C		M		M
D.J. Hines		M		C
Erin P. Hoeflinger		M
Thomas M. O'Brien		C	M
Lawrence R. Rueff, DVM						M
John G. Seale			M			C
Charles J. Thayer	M			M	C

M:
Member

C:
Chairman

Compensation of Directors

        Board members are compensated with a combination of cash and stock-based compensation. The goal of the compensation package is to attract and retain qualified candidates to serve on the Board of Directors, and to align the interests of the Board with those of the shareholders of the Company. In setting compensation, the Board considers primarily the fees paid by other financial institutions of similar size located in the four-state region of Indiana, Ohio, Kentucky and Illinois.

        Compensation Consultant.    During 2015 the Board engaged Pearl Meyer as its consultant with respect to the Company's director compensation. Pearl Meyer reviewed the amount of the Board's compensation as well as the breakdown between cash and equity compensation, in each case in comparison to the Company's peers. The Executive Compensation Committee considered Pearl Meyer's findings in establishing its 2015 Director Compensation Plan, discussed below.

 Director Compensation Table

        The table below summarizes the compensation paid by the Company to each non-employee Director for the fiscal year ended December 31, 2015.

Name (a)(1)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)(2)	Option Awards ($) (d)(3)	All Other Compensation ($) (e)(4)	Total ($) (f)
Kathleen L. Bardwell	25,250	40,018	—	407	65,675
William G. Barron	26,650	40,018	—	407	67,075
Brian J. Crall	61,038	—	—	—	61,038
Philip A. Frantz(5)	6,500	—	—	—	6,500
D.J. Hines	24,750	40,018	—	407	65,175
Erin P. Hoeflinger(6)	8,500	26,672	—	47	35,219
Thomas M. O'Brien	23,850	40,018	—	407	64,275
Lawrence R. Rueff, DVM	25,500	40,018	—	407	65,925
John G. Seale	26,300	40,018	—	407	66,725
Charles J. Thayer	26,300	40,018	—	407	66,725

(1)
Archie M. Brown, Jr., who serves as the Company's President and Chief Executive Officer, is not included in this table as he is an employee of the Company and thus received no compensation for his service as a director. The compensation received by Mr. Brown as an employee of the Company is shown in the Summary Compensation Table on page 32.

(2)
Includes 2,012 shares of restricted stock issued to the director in lieu of a cash retainer pursuant to the 2015 Director Retainer Plan. The fair value is equal to the number of shares of restricted stock multiplied by the closing price of the Company's stock on the date of the 2015 Annual Meeting—$19.89.

(3)
As of December 31, 2015, the following directors had the following number of options outstanding: William G. Barron: 2,575; Brian J. Crall: 6,525; and D.J. Hines: 6,525.

(4)
Includes cash dividends paid on unvested restricted stock during 2015.

(5)
Mr. Frantz retired from the Board effective as of the 2015 Annual Meeting.

(6)
Mrs. Hoefinger was appointed to the Board effective as of September 21, 2015 and received a pro-rated portion of the retainer paid to the directors pursuant to the 2015 Director Retainer Plan.

        2015 Director Compensation Plan.    Effective with the 2015 Annual Meeting of Shareholders the Board of Directors adopted the 2015 Director Compensation Plan. The Compensation Plan was designed to promote the interests of the Company by increasing the proprietary interest in the Company of the members of the Board by granting restricted common stock to members of the Board of Directors in lieu of cash board retainer fees. Under the Compensation Plan, each director was paid a retainer equal to $40,000, payable in shares of restricted common stock of the Company. The shares were valued at $19.89 per share, which was the closing price of the Company's common stock on April 29, 2015, the date of the 2015 Annual Meeting of Shareholders. The total number of shares issued to each director under the Retainer Plan was 2,012 shares which vested as follows, so long as the director remained a member of the Board of Directors on the vesting date:

Number of Shares	Vesting Date
503	May 6, 2015
503	August 1, 2015
503	November 1, 2015
503	February 1, 2016

        Compensation for Meeting Attendance.    For the fiscal year ending December 31, 2015, members of the Board were compensated in cash for their attendance at meetings of the Board and Board committees.

        The following is a list of the fees paid to directors for Board and committee attendance during 2015:

Meetings	Fees
In-Person Regular or Special Meetings
Base Fee (all Independent Directors)	$2,500 per day*
Lead Director (in addition to the Base Fee)	$500
Chair of the Audit Committee**	$500
Chair of the Credit and Risk Committee**	$500
Chairs of the Compensation, Nominating and Corporate Governance, Regulatory Compliance and Executive Compensation Committees**	$200
Telephonic Meetings
Board Meetings	$2,000 per day*
Committee Meetings	$750 per day***

*
Fee applies to all meetings (Board or Committee) held during a 24-hour period.

**
Additional fees paid only on days the applicable committees meet.

***
Fee applies to Committee meetings held outside of the 24-hour period surrounding an in-person or telephonic Board meeting.

        Following the consolidation of the Board of Directors of the Company and the Bank in April 2011, the directors of the Company also served as directors of the Bank, but are not separately compensated for meetings of the Board of Directors of the Bank.

        Stock Options.    From time to time, each non-employee Director may receive options to purchase common stock of the Company with an exercise price equal to the fair market value on the date of grant. The options generally vest immediately upon grant, except for options granted to the Board in February 2009 which did not vest until April 3, 2012. Until an option is exercised, shares subject to options may not be voted nor do they receive dividends. No stock options were issued to directors in 2015.

Compensation Committee Interlocks and Insider Participation

        As noted above, the Executive Compensation Committee members in 2015 were William G. Barron, D.J. Hines, Erin P. Hoeflinger and Thomas M. O'Brien, all of whom are independent directors under NASDAQ Stock Market listing standards. No member of the Executive Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries. No executive officer of the Company or its subsidiaries serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors, nor has such an interlocking relationship existed in the past.

Certain Relationships and Related Party Transactions

        Our Board of Directors recognizes that certain transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and, therefore, has adopted a Related Party Transactions Policy (the "Policy"). For these purposes, a "Related Party Transaction" is defined as any financial transaction, arrangement, or relationship, including any indebtedness or guarantee of indebtedness, or any series of similar transactions, arrangements or relationships in which any Related Party had or will have a direct or indirect material interest. A "Related Party" is a director and any director nominee of the Company or any of its subsidiaries, an executive officer of the Company or any of its subsidiaries, a person known by the Company to be the beneficial owner of more than 5% of the Company's common stock and a person known by the Company to be an immediate family member of any of the foregoing.

        During 2012 the Board of Directors revised the Related Party Transactions Policy to tighten its controls on such transactions. The revised policy provides that Related Party Transactions which are required to be disclosed in the Company's filings with the SEC are strictly prohibited, and Related Party Transactions which are not required to be disclosed are strongly discouraged and may only be approved or ratified by the Nominating/Corporate Governance Committee in exceptional circumstances when the terms of the transaction remove or mitigate any apparent or potential conflicts of interest and any impact on the Related Party's independence (other than employment arrangements, which would be considered by the Executive Compensation Committee). Related party transactions are evaluated on a case-by-case basis in accordance with the applicable provisions of the Company's By-Laws, Code of Ethical Conduct and SEC rules.

        The Bank makes loans in the ordinary course of business to our directors and executive officers, and to family members and other entities with which a director, an executive officer or a family member may be affiliated. These loans are subject to various federal and state banking laws and are made on substantially the same terms, including interest rates and collateral, as those provided for comparable transactions with other persons. We believe these loans do not involve more than a normal risk of collectability or present other unfavorable features. The Bank also provides directors and executive officers and their family members and other affiliated entities with banking, trust and other financial services in the ordinary course of business.

        In 2015, no director engaged in a Related Party Transaction requiring disclosure in this proxy statement.

CORPORATE GOVERNANCE

General

        The Company aspires to the highest ethical standards for its employees, officers and directors, and remains committed to the interests of its shareholders. The Company believes it can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. The Board of Directors has adopted policies and procedures designed to foster the appropriate level of corporate governance. Some of these procedures are discussed below. For further information, including electronic versions of our Code of Ethical Conduct, Audit Committee Charter, Executive Compensation Committee Charter, Nominating/Corporate Governance Committee Charter, Credit and Risk Committee Charter, Regulatory Compliance Committee Charter and Corporate Governance Policy Regarding Majority Voting please contact us at (812) 663-6734 or visit our website at www.mainsourcefinancial.com.

Director Independence

        The Board of Directors has determined that a majority of the Board, including nominees Kathleen L. Bardwell, William G. Barron, Vincent A. Berta, D.J. Hines, Erin P. Hoeflinger, Thomas M. O'Brien, Lawrence R. Rueff, DVM, John G. Seale and Charles J. Thayer, are independent, as independence is defined under revised listing standards of the NASDAQ Stock Market applicable to the Company. Mr. Brown is not independent because he is an executive officer of the Company.

Corporate Governance Policy Regarding Majority Voting

        As part of the Company's continuing efforts to enhance corporate governance procedures, the Board of Directors has implemented a policy regarding director elections. Under the policy, in an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall promptly tender his or her resignation following certification of the shareholder vote. The Nominating/Corporate Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Nominating/Corporate Governance Committee's recommendation within 90 days following the date of the shareholders' meeting at which the election occurred. Thereafter, the Company will promptly disclose the Board's decision whether to accept the director's resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a current report on Form 8-K filed with the SEC. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating/Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. A copy of the Policy Regarding Majority Voting is available on the Company's web site at www.mainsourcefinancial.com.

Non-Employee Director Stock Ownership Guidelines

        The Board of Directors maintains stock ownership guidelines for directors because it believes that it is important for the Company's future success that directors own and hold a minimum number of shares of common stock of the Company in order to further align their interests and actions with the interests of the Company's shareholders. The stock ownership guidelines require non-employee directors to own a minimum of the lesser of (i) 20,000 shares of the Company's common stock or (ii) $200,000 in market value of the Company's common stock. The stock ownership guidelines provide for a transition period of five years following a director's original appointment or election to the Board during which directors must achieve full compliance with these requirements. All of the Company's non-employee directors are in compliance with the Stock Ownership Guidelines.

Director Selection Process

        The Nominating/Corporate Governance Committee has responsibility for developing criteria for selecting directors and reviewing prospective nominees to the Board pursuant to such criteria. Currently, the Nominating/Corporate Governance Committee does not maintain any formal criteria for selecting directors and may take into consideration such factors and criteria as it deems appropriate. However, in reviewing qualifications for prospective nominees to the Board, the Nominating/Corporate Governance Committee may take into consideration, among other matters, the prospective nominee's judgment, skill, educational background or equivalent lifetime experience, integrity, reputation, the ability to oversee the Company's business and affairs, the time available to serve, community involvement, civic-mindedness, and business and other experience. From time to time, the Committee will review the composition of the Board, including the skills and expertise of the current Board members, and will consider whether to add or replace a director to enhance or supplement those skills. The Committee seeks to nominate candidates who bring diverse experiences and perspectives to our Board. In evaluating candidates, the Committee's practice is to consider, among other things, diverse business experiences, the candidate's range of experiences with public and private companies, and racial and gender diversity. The Committee has not formalized this practice into a written policy.

        Nominees for the Board generally are expected to be identified by non-management members of the Board. Evaluations of potential candidates generally involve a review of the candidate's background and credentials by the Committee, interviews with members of the Committee, the Committee as a whole, or one or more other Board members, and discussions of the Committee and the Board. The Committee then recommends candidates to the full Board which, in turn, selects candidates to be nominated for election by the shareholders or to be elected by the Board to fill a vacancy.

        The Nominating/Corporate Governance Committee presently has a policy of not nominating any individual who serves on the board of directors of more than three (3) publicly-traded companies, or on the board of directors of any company that offers competitive financial services (except general online access) within the Company's primary market. Additionally, the Board of Directors has a general policy not to recommend a director for nomination to the Board after attaining age 70 except in such cases as the Nominating/Corporate Governance Committee determines certain competencies or attributes are beneficial to the Company and the Committee has not identified a new director with commensurate competencies or attributes. The Nominating/Corporate Governance Committee does not evaluate nominees proposed by shareholders differently than other nominees to the Board.

Board Leadership Structure

        Since the retirement of Robert E. Hoptry, who served as Chairman of the Board from the founding of the Company in 1983 until his retirement in 2011, the Board has elected a lead director and combined the role of chairman of the board with the role of president and chief executive officer. The lead director has responsibility for consulting with management regarding Board meetings and meeting agendas, chairing the corporate board meeting, acting as a liaison between management and the independent directors with respect to various matters, and leading executive sessions of the independent directors both with and without the Chief Executive Officer. Since the 2011 Annual Meeting Brian Crall has served as Lead Director. Because Mr. Crall has announced his retirement from the Board effective as of the 2016 Annual Meeting, the Board of Directors intends to select a new Lead Director from the independent members of the Board.

        For 2016, the Board intends to continue the existing structure with a combined chairman and chief executive officer. The Board believes that our Chief Executive Officer, Mr. Brown, is best situated to serve as Chairman because of his extensive experience in the banking industry, and the Board believes the Company and the shareholders are well served by having his industry expertise, knowledge and visibility in the combined role. The Board further believes that the existing structure has worked effectively, particularly with respect to the Lead Director's role as liaison between management and the independent directors. The Board intends to continue to consider the appropriate structure of the Board from time to time.

The Board's Role in Risk Management

        The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Credit and Risk Committee is responsible for overseeing the Company's overall risk management program, including credit, interest rate, liquidity, regulatory, operating (transaction), human capital, reputation, and other risks identified by the Credit and Risk Committee or the Company's risk officers from time to time. The Credit and Risk Committee meets twice per quarter, and reports to the entire Board following each Committee meeting. Additionally, the Audit Committee is responsible for addressing risks related to the Company's financial condition, the Executive Compensation Committee is responsible for addressing risks associated with the Company's compensation plans and arrangements and the Nominating/Corporate Governance

Committee is responsible for addressing governance risks. In 2015, the Board of Directors organized the Regulatory Compliance Committee of the Board, which is responsible for overseeing the Company's implementation of its compliance management system and other compliance plans, policies and procedures that are designed to respond to the various compliance and regulatory risks facing the Company. The entire Board of Directors is regularly informed about all such risks through committee reports and by reports from the Company's officers.

Code of Ethics

        The Company has adopted a "Code of Conduct" to document the principles of conduct and ethics which are followed by the Company's officers, directors, employees, affiliates and associations.

Hedging or Pledging of Company Stock

        In order to ensure that the Company's directors and executive officers have the same objectives as the Company's shareholders, the Company's Insider Trading Policy prohibits directors and executive officers from engaging in hedging or monetization transactions involving Company securities. Such transactions allow shareholders to continue to own the Company's securities without the full risks and rewards of ownership.

Communications with Independent Directors

        Shareholders or other interested parties may contact the Company's Nominating/Corporate Governance Committee through correspondence addressed to MainSource Financial Group, Inc., Attn: Nominating/Corporate Governance Committee, P.O. Box 611, Greensburg, Indiana 47240. Only the Company's internal auditors have access to this post office box and will promptly forward communications received to the members of the Nominating/Corporate Governance Committee.

        An employee, officer, shareholder or other interested party who has an interest in communicating with the Independent Directors regarding financial matters may do so by directing communication to the Chairperson of the Audit Committee, Kathleen L. Bardwell. Messages for the Chairperson of the Audit Committee or any other director, or the Board of Directors as a whole, may be mailed, faxed or e-mailed to the Company addressed to: Secretary, MainSource Financial Group, Inc., 2105 North State Road 3 Bypass, P.O. Box 2000, Greensburg, Indiana 47240, (812) 663-3220 (facsimile) or shareholder.relations@mainsourcefinancial.com (e-mail). All communications addressed to the Independent Directors will be forwarded to Mrs. Bardwell as representative of the Independent Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Program and Committee

        The Executive Compensation Committee is responsible for evaluating compensation levels and compensation programs for the Company's executive officers and for determining, and in some cases recommending to the Board of Directors, appropriate compensation awards for executive management. The Committee seeks to provide executives with the opportunity to earn cash and non-cash compensation, and to encourage, motivate and reward the Company's executive management for achieving both current year performance and long-term shareholder value.

Compensation Philosophy and Objectives

        In general, the compensation policies adopted by the Executive Compensation Committee are designed to attract, retain and motivate the Company's executives to meet the Company's business objectives with the goal of enhancing long-term shareholder value. Additionally, the policies seek to provide a vehicle for the Executive Compensation Committee to evaluate and measure the performance of the Company and its executives, and to compensate executives in accordance with the results of those evaluations. The policies align executive compensation with Company objectives, business strategy and financial performance. The Executive Compensation Committee pursues these objectives through a blend of both cash and non-cash compensation.

        In applying these principles, the Company seeks to:

  •
  Create a pay-for-performance culture that results in growth of shareholder value;

  •
  Reward executives for achieving certain business goals, including enhancing both short-term and long-term shareholder value;

  •
  Integrate compensation programs with the Company's short and long-term business goals;

  •
  Attract and retain key executives critical to the long-term success of the Company;

  •
  Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of stock of the Company;

  •
  Value both results and behavior consistent with the Company's value, culture and mission; and

  •
  Ensure that the Company's compensation policies and programs do not encourage the Company's executives to take unnecessary or excessive risks.

        The Company's compensation programs support a pay-for-performance culture. Certain employees will have some portion of their compensation contingent upon the Company's performance. The metrics used to determine performance may include financial and nonfinancial goals that are important determinants in the Company's long-term success.

        Ultimately the success of the Company and its employees is measured by the financial success of its shareholders, and the Company's incentive plan metrics are intended to reflect this principle. Compensation plans are designed to preserve and increase total shareholder value, support sound business practices and credit quality and maintain and increase shareholder return. Incentive plan measures may also include team and individual performance goals, with a clear nexus to outcomes which employees directly influence.

Identification of Named Executive Officers for 2015

        We are required by SEC rules to disclose compensation information for certain Named Executive Officers (NEOs), as that term is defined in Item 402 of Regulation S-K. In 2015, those individuals were:

Name	Title
Archie M. Brown, Jr.	Chairman, President and CEO
James M. Anderson	Chief Financial Officer
Daryl R. Tressler	Chief Banking Officer
William J. Goodwin	Chief Credit Officer
Chris M. Harrison	Chief Consumer Banking Officer

Executive Compensation Determinations and Committee Procedures

        The compensation programs of the Company for its executive officers are administered by or under the direction of the Executive Compensation Committee and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable using the guidelines described above. At the end of each fiscal year, the Committee reviews the performance of each executive officer individually and the Company in general. Additionally, the Company's Chief Executive Officer, Mr. Brown, is actively engaged in the evaluation of the other executive officers. Based upon this review, Mr. Brown makes a recommendation as to any increases in the base compensation for each executive officer. The Committee considers Mr. Brown's recommendations in making final compensation decisions.

        Similarly, at the end of each fiscal year the Executive Compensation Committee reviews each executive officers' individual performance to determine whether to award any discretionary performance based stock to such officer. The Executive Compensation Committee also considers the recommendations of Mr. Brown with respect to such awards.

        In general, the Executive Compensation Committee applies the following compensation governance principles in setting executive compensation:

  •
  Fairness—the compensation philosophy is applied equally to all employees;

  •
  Full information—full information leads to better decision making. In making pay decisions the Executive Compensation Committee strives to ensure that decision makers have the right information on which to make compensation decisions;

  •
  Pay for actual performance—the Company expects that its results are reflective of its performance. Errors and omissions in performance may result in adjustments to incentive compensation including the repayment of prior awards. Actions to manipulate or inflate results violate the Company's values and may result in sanctions, including termination of employment; and

  •
  Safety and soundness—the Company complies with existing rules and regulations regarding pay. In setting performance metrics, the Committee considers the long-term sustainability of the Company.

        Role of the Compensation Consultant.    To assist in making compensation decisions for 2015 and thereafter, the Executive Compensation Committee engaged Pearl Meyer & Partners ("Pearl Meyer") as its independent compensation consultant to provide information, recommendations, and other advice relating to executive compensation. Pearl Meyer, serving at the discretion of the Executive Compensation Committee, conducted a review of the Company's executive compensation programs. Pearl Meyer's review was intended to evaluate the composition of the Company's peer group, evaluate the competitiveness of pay for the Company's executive officers based upon the Company's peer group and provide commentary and guidance on other current or potential executive compensation programs and policies. Pearl Meyer reported directly to the Executive Compensation Committee on all work conducted.

        In accordance with SEC rules and NASDAQ listing standards, the Committee took appropriate actions to confirm the independence of Pearl Meyer.

        Shareholder Advisory Vote on Executive Compensation.    At the April 2015 Annual Meeting, the Company held its fifth "say-on-pay" advisory shareholder vote on the compensation of the Company's named executive officers. The Executive Compensation Committee considered the results of this vote, which indicated broad support among shareholders for the Company's compensation programs. For the 2015 executive compensation program, no specific component of the program was altered based on the results of the say-on-pay vote. The Executive Compensation Committee and the Board of Directors

believe that the Company's executive compensation has been appropriately tailored to its business strategies, aligns pay with performance, and reflects best practices regarding executive compensation. The Executive Compensation Committee will continue to consider shareholder sentiments about the Company's core principles and objectives when determining executive compensation.

        Peer Group.    As noted above, at times the Executive Compensation Committee considers competitive industry salaries in determining cash and non-cash compensation of its executive officers. Specifically, the Company collects publicly-available compensation information from a peer group of similarly-sized financial institutions located in the same geographic region as the Company that compete for the same employee talent. The composition of the peer group is reviewed periodically and may change from time to time. In determining the appropriate financial institutions to include in the peer group in 2015, the Executive Compensation Committee consulted with its compensation consultant, Pearl Meyer, and Company management. The Committee believes that the peer group is appropriate because of the similarities among the financial institutions in market, size and deposits.

        The following table lists the companies comprising the peer group during 2015.

Name	Location	Total Assets ($ Billions)(1)	Ticker Symbol
First Merchants Corp.	Muncie, IN	6.8	FRME
Talmer Bancorp, Inc.	Troy, MI	6.6	TLMR
1st Source Corporation	South Bend, IN	5.2	SRCE
Republic Bancorp, Inc.	Louisville, KY	4.2	RBCAA
First Busey Corporation	Urbana, IL	4.0	BUSE
Community Trust Bancorp, Inc.	Pikeville, KY	3.9	CTBI
Lakeland Financial Corp.	Warsaw, IN	3.8	LKFN
Peoples Bancorp, Inc.	Marietta, OH	3.3	PEBO
First Financial Corp.	Terre Haute, IN	3.0	THFF
Mercantile Bank Corporation	Grand Rapids, MI	2.9	MBWM
S.Y. Bancorp, Inc.	Louisville, KY	2.8	SYBTP
Horizon Bancorp	Michigan City, IN	2.7	HBNC
QCR Holdings, Inc.	Moline, IL	2.6	QCRH
German American Bancorp, Inc.	Jasper, IN	2.4	GABC
Independent Bank Corporation	Ionia, MI	2.4	IBCP
First Defiance Financial Corp.	Defiance, OH	2.3	FDEF

(1)
As of December 31, 2015.

Elements of Executive Compensation

        The particular elements of the compensation programs for the Company's executive officers are set forth in more detail below.

        The Company's compensation program for executives consists of three key elements:

  •
  base salary;

  •
  short-term incentive (cash) compensation; and

  •
  long-term incentive (stock-based) compensation.

The Executive Compensation Committee believes that this three-part approach best serves the interests of the Company and its shareholders. Under this approach, a portion of each executive's annual compensation is variable or "at risk;" namely, the performance based incentive (cash) compensation. The Company intends to design compensation programs and make compensation decisions in a manner that differentiates pay to top performers. Top performers are employees that consistently deliver superior performance and results, operate in a manner consistent with the Company's culture and values and act as team players.

        Base Salary.    Base salary for the Company's Chief Executive Officer is set by the Executive Compensation Committee on an annual basis. Base salaries for the Company's executive officers other than its Chief Executive Officer, as well as changes in such salaries, are made on an annual basis and are based upon recommendations by the Chief Executive Officer of the Company. The Executive Compensation Committee's compensation decisions take into account such factors as the annual financial results of the Company, industry salaries within the Peer Group, a subjective assessment of the nature and responsibilities of the position, the quantity and quality of the contribution and experience of the officer, the executives' performance compared to key metrics and pay levels for peer positions with the Company, and the length of the officer's service with the Company, its subsidiaries and predecessors. The Executive Compensation Committee also considers, when appropriate, recommendations of compensation consultants.

        Short-Term Incentive (Cash) Compensation.    In addition to base salaries, the Company awards short-term incentive compensation to its executives with the goals of motivating the executive officers to maximize the Company's profits and rewarding the executive officers for the attainment of certain established financial and non-financial goals and objectives. The short term incentive plans focus on a few performance measures, allowing for easy application and greater focus on certain key metrics.

        In 2014, the Committee engaged Pearl Meyer to review and make recommendations regarding the Company's short-term incentive opportunities. Pearl Meyer considered compensation survey data and publicly available information regarding cash-based incentive plans within the Company's peer group. Pearl Meyer determined that the Company's STIP had several design characteristics which were similar to peers, including target STIP opportunities and balance among performance measures, but differed from peer and best practices by evaluating performance against peer data rather than budget or absolute goals. Overall, Pearl Meyer determined that the executives' short-term incentive and annual cash compensation opportunities were between the 25th and 50th percentile of their peers. Pearl Meyer recommended that the STIP be modified to use key financial measures compared to a board-approved annual budget, rather than peer data, to determine eligibility for awards. Following this review, the Executive Compensation Committee approved the terms of a Short-Term Incentive Plan ("STIP") to be effective for the year beginning January 1, 2014, with the first potential payout during 2015.

        Under the STIP, each of the executives is eligible to receive cash payouts when the Company's actual performance as compared to its annual budget and annual goals exceeds certain thresholds. The performance is determined based on certain measures which are established by the Executive Compensation Committee at the beginning of the applicable year.

        The STIP payout begins once the Company's performance for each measure (the "Actual Performance") exceeds the pre-established Threshold for the applicable measure (thus, no payout will occur if the Actual Performance for all measures is equal to or below the Threshold). Each executive's target payout is achieved once the Actual Performance equals the Target level, and the maximum payout is achieved once the Actual Performance equals the Superior level, each of which are set by the Committee based on the Company's annual budget.

Performance	Payout
Threshold	0%
Target	100%
Superior	150%

        For Actual Performance at levels between the Threshold and Superior, the payout percentage is interpolated. For example, Actual Performance equal to 60% of the Target equates to a payout of 60% of the target payout.

        Each named executive officer's target payout level is equal to a percentage of his or her base salary as established by the Executive Compensation Committee at the beginning of each year. For 2014 and 2015, the executive officers' target payout awards were as follows:

Name and Title	2014 Target Payout	2015 Target Payout
Archie M. Brown, Jr. President and Chief Executive Officer	50% of base salary	50% of base salary
James M. Anderson Chief Financial Officer	40% of base salary	40% of base salary
Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	40% of base salary	40% of base salary
William J. Goodwin Chief Credit Officer	40% of base salary	40% of base salary
Chris M. Harrison Chief Consumer Banking Officer	30% of base salary	30% of base salary

        Two thirds of each STIP award is paid in cash during the year of grant, and one-third of each STIP award is paid on the first anniversary of the date of grant provided the executive remains employed on the payment date. STIP awards are also subject to clawback to the extent required by federal laws or regulations, including those required under Sarbanes-Oxley and Dodd-Frank.

        Long-term Incentive (Stock-Based) Awards.    The Committee believes that stock-based compensation is a key component of the Company's executive compensation program because the compensation ensures that the executive's financial interests are aligned with the long-term interests of the Company's shareholders. The stock awards also encourage ownership in the Company and foster retention.

        Stock Incentive Plans.    At the 2015 Annual Meeting of shareholders of the Company, the Company's shareholders approved the MainSource Financial Group, Inc., 2015 Stock Incentive Plan (the "2015 Plan"). The 2015 Plan is intended to promote and align the interests of key employees, officers, directors, consultants, advisors and other service providers of the Company and its subsidiaries and affiliates in order to reward performance that enhances long term shareholder value, increases employee stock ownership and improves the ability of the Company and its subsidiaries and affiliates to attract, retain and motivate such persons. The 2015 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, share awards of restricted stock, performance share units ("Performance Share Units") and other equity based awards tied to certain performance goals. Incentive stock options may be granted only to employees. An aggregate of 1,000,000 shares of common stock are reserved for issuance under the 2015 Plan.

        Prior to the approval by the shareholders of the 2015 Plan, awards of incentive stock options, nonstatutory stock options, stock bonuses and restricted stock awards were made to key employees, officers, directors, consultants and advisors pursuant to the MainSource Financial Group, Inc. 2007 Stock Incentive Plan (the "2007 Stock Incentive Plan). The 2007 Stock Incentive Plan was approved by shareholders at the 2007 Annual Meeting of Shareholders.

        Prior to the approval by the shareholders of the 2007 Stock Incentive Plan, awards of stock options were made to executive management under the 2003 MainSource Financial Group, Inc. Stock Option Plan (the "2003 Plan"). The 2003 Plan was approved by shareholders at the 2003 Annual Meeting of Shareholders. The 2003 Plan provides for the grant of qualified (incentive) and non-qualified stock option awards. The 2003 Plan was intended to provide incentives to the Company's executive officers and key employees to work toward the long-term growth of the Company by providing them with a benefit that will increase only to the extent the value of the Common Stock increases.

        Long-Term Incentive Program.    In 2014, the Committee engaged Pearl Meyer to review and make recommendations regarding the Company's long-term incentive compensation program. Pearl Meyer reviewed compensation survey data and publicly available information regarding the Company's peer group. Pearl Meyer reported that the Company's plans were more heavily weighted to time-based awards (75%) than peer or best practices, which suggests at least 50% of long-term compensation be performance based. Additionally, Pearl Meyer reported that the long-term incentives offered to Company executives approached the median of its peers. Pearl Meyer recommended that the Company incorporate the performance evaluation component formerly used in the Company's short-term incentive compensation plan into a long-term incentive plan, with 50% of the long-term incentive time based and 50% performance based (the "LTI Program"). The Company implemented the recommendation of Pearl Meyer beginning in January 2014.

        The LTI Program contemplates the payment of compensation in a combination of time-based compensation (Restricted Stock (50%)) and performance-based compensation (Performance Share Units (50%)). Each named executive officer's target payout award level is equal to a percentage of his or her base salary, as set forth below:

Name and Title	2014 Target Payout	2015 Target Payout
Archie M. Brown, Jr. President and Chief Executive Officer	40% of base salary	40% of base salary
James M. Anderson Chief Financial Officer	30% of base salary	30% of base salary
Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	30% of base salary	30% of base salary
William J. Goodwin Chief Credit Officer	30% of base salary	30% of base salary
Chris M. Harrison Chief Consumer Banking Officer	25% of base salary	30% of base salary

        The Restricted Stock is awarded each year equal to one-half of the target payout, and vests on the third anniversary of the date of the award provided the employee remains employed on the vesting date (unless he or she died or became disabled). Each restricted stock award is evidenced by an award agreement between the executive and the Company which grants the Executive Compensation Committee of the Board the right, in its sole discretion, to cancel 60% of the award during the first year following the grant date, 40% of the award during the second year following the grant date, and 20% of the award during the third year following the grant date, if it determines that the Company suffered a material negative impact in one of those years as a result of a decision or event that occurred during the year in which the restricted stock was earned.

        The Performance Share Units are granted each year equal to one-half of the target payout. Each year is the beginning of a new three-year performance period. At that time, the Committee establishes performance measures, goals and payout calibration for the Performance Share Units. Then, at the end of each three-year performance period, the Committee will certify the results of the performance measures and goals and will pay the earned awards out in shares of Company common stock. Dividends earned during each three-year performance period are accrued and paid at the end of the performance period, based upon the final number of shares earned.

        The performance measures and goals are based on financial and shareholder measures, and are evaluated relative to internal goals and the performance of the Company's peers. Once the performance measures and goals are established, the Committee establishes threshold, target and superior levels of performance. The LTI Program payout of shares begins once the Company achieves the pre-established threshold (thus, no payout will occur if the performance is equal to or below the threshold). Each executive's target payout is achieved once the performance equals the target level, and the maximum payout is achieved once the performance equals the superior level (with interpolation between discrete points).

Performance	Payout
Threshold	0%
Target	100%
Superior	150%

        The Committee has the authority to change the performance measures, goals and targets each year at the beginning of each three-year performance period.

        The grant of Performance Share Units by the Committee is evidenced by an award agreement between the executive and the Company which provides that each executive will receive shares of Company stock when the Company's actual performance as compared to its peers and long-term goals exceeds certain thresholds, determined as of the end of each three-year period, provided the executive remains employed by the Company on such date.

        In addition to the three key elements noted above, the Company provides its executives with certain other benefits and perquisites, as follows:

        MainSource Financial Group, Inc. 401(k) and Employee Stock Ownership Plan.    The Committee considers and determines whether or not to make matching and/or profit sharing contributions to participants' accounts under the Plan. To be eligible to receive a matching contribution, a participant must make a pre-tax deferral to the Plan. To be eligible to receive a profit sharing contribution, a participant must have completed 1,000 "hours of service" (as defined in the Plan) with a participating employer in the Plan and must be employed on the last day of the Plan year unless the participant died, became disabled or retired pursuant to the Plan's early or normal retirement provisions. For 2015, the Committee determined to match funds contributed by participants at $0.80 of every dollar contributed to the 401(k) portion of the Plan, up to the first 8.0% of each participant's salary.

        Profit Sharing Plan.    The Company provides all employees with the opportunity to participate in the profits earned by the Company. The profits are distributed annually by the Executive Compensation Committee as a percentage of each employee's salary, in a range of 1 to 10%. The decision to award profit sharing is completely discretionary by the Committee, but has historically been based on the overall performance and profitability of the Company as shown by its return on assets. The Committee believes that return on assets as a performance measure matches the goal of the plan, which is to distribute profits when there are profits to distribute. In February 2015, based upon the Company's performance in 2014, the Committee authorized a profit sharing contribution to the 401(k) portion of the Plan equal to 4.5% of each participant's base salary. In March 2016, based upon the Company's performance in 2015, the Committee authorized a profit sharing contribution to the 401(k) portion of the Plan equal to 5.0% of each participant's base salary.

        Perquisites.    The Company provides executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract, retain and motivate its executives, and that the Committee believes will increase the business productivity and effectiveness of executives. The Company periodically reviews the levels of perquisites and other benefits provided to executive officers. The perquisites currently granted to executive officers include the use of company automobiles, executive short-term disability insurance, relocation expenses, death benefits and membership in a local country club.

        Change in Control Agreements.    The Company has "double-trigger" change in control agreements in place with certain named executive officers and certain other officers of the Company and its subsidiaries. The purpose of the change in control agreements is to secure the continued service and dedication of the executives in the event of an actual or threatened change in control of the Company. Each change in control agreement becomes operative only upon a change in control. Payments under the agreements are in full settlement of all other severance payments that may otherwise be payable to the executive under any other severance plan or agreement of the Company. A more detailed discussion of the terms of the agreements is set forth beginning on page 35. In determining the appropriate severance payments for each executive officer and the triggers for such severance payments, the Executive Compensation Committee considered similar agreements offered by other financial institutions both in its peer group and elsewhere in the industry, the likelihood of a change in control, the need to continue the service of each executive officer in the event of a change in control, and the effect the change in control agreement would have on the ability to attract and retain executive officers in the absence of a threatened change in control. None of the Company's change in control agreements contain tax gross-up provisions.

        Executive Stock Ownership Requirements.    Effective in April 2011, the Executive Compensation Committee voted to require each of the executive officers of the Company to own and hold shares of Company stock. Specifically, the Chief Executive Officer was required to hold two times his annual base salary by April 2016, and the other executive officers are required to hold one times their annual base salary in Company stock by April 2016. In April 2014 Mr. Brown agreed to increase his stock holdings to three times his annual base salary in the coming years. Executives are required to hold any grants of options or vested shares of restricted stock until the ownership requirement has been met; provided, however, that stock options may be exercised during the holding period after they vest. Executive Officers may also sell any restricted stock necessary to meet any tax obligations arising as a result of the vesting of such restricted stock, but must hold any vested restricted stock in excess of the net after-tax liability until the ownership requirement is met.

        Total Compensation.    Taking into consideration all of the elements of compensation, each of which may fluctuate from year to year, the Committee strives to provide a total compensation package that is competitive within the market and falls within the median or above of peer compensation levels.

Compensation of Executives in 2015

        The executive compensation programs and policies discussed above apply to each of the named executive officers. The actual compensation awarded to each named executive officer in 2015 and as a result of the executive's and the Company's performance in 2015 is discussed below.

        Base Salary.    In March 2015 the Executive Compensation Committee reviewed the base salaries of each of the executive officers based upon the recommendation of the Company's Chief Executive Officer. With the exception of Mr. Harrison, the Chief Executive Officer recommended that each executive officer receive a raise equal to 3.0% of the officer's base pay, which is equal to the average percentage raise received by the Company's employees. With respect to Mr. Harrison, the Chief Executive Officer recommended a larger increase based upon certain increased responsibilities

Mr. Harrison had assumed and would be assuming during 2015. Based on these recommendations and its review, the base salary (effective as of March 1, 2015) for the Company's Chief Executive Officer, Chief Financial Officer, and the other "Named Executive Officers", is set forth below.

Name and Title	2015 Base Salary
Archie M. Brown, Jr. President and Chief Executive Officer	$437,750
James M. Anderson Chief Financial Officer	$242,050
Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	$257,500
William J. Goodwin Chief Credit Officer	$242,050
Chris M. Harrison Chief Consumer Banking Officer	$215,000

        In October 2015, the Compensation Committee requested that Pearl Meyer perform a compensation survey of the Company's peer group based upon 2014 compensation information. Based upon the survey, the Committee determined that the Chief Executive Officer and Chief Financial Officer's base pay was below the 50th percentile of the officers holding the same position in the peer group. The Committee approved an increase to Mr. Brown's and Mr. Anderson's base salaries effective November 1, 2015 as follows:

Name and Title	Adjusted 2015 Base Salary
Archie M. Brown, Jr. President and Chief Executive Officer	$487,950
James M. Anderson Chief Financial Officer	$256,050

        Short-Term Incentive Compensation.    As noted above, in 2014 the Company adopted a short-term incentive plan ("STIP"), pursuant to which each of the executives was eligible to receive cash payouts when the Company's performance exceeded certain thresholds. The STIP included a mandatory deferral feature, by which two-thirds of the cash was paid immediately and the remaining one-third was paid one year later provided the executive officer was still employed on that date. STIP awards are also subject to clawback to the extent required by federal laws or regulations, including those required under Sarbanes-Oxley and Dodd-Frank.

        2014 STIP.    For 2014, the Executive Compensation Committee established the following performance measures and performance goals, and determined that the Company achieved the following performance for the fiscal year ended December 31, 2014:

		Performance Goals
Measure	Weight	Threshold 0%	Target 100%	Superior 150%	2014 Actual
Earnings per Share (operating)	40%	$1.33	$1.38	$1.47	$1.51
Return on Assets (operating)	30%	0.93%	0.95%	1.05%	1.08%
Non-performing Assets/Total Assets	20%	1.10%	1.00%	0.85%	1.01%
Individual Goals*	10%	—	—	—	—

*
Represents one additional objective measure for each individual which is given 10% weight.

        Based upon this performance, the incentive compensation paid in 2015 to the Company's Chief Executive Officer, Chief Financial Officer and the other "Named Executive Officers" under the STIP for services performed from January 1, 2014 to December 31, 2014, was as follows:

Name and Title	Total STIP Award for 2014	2014 STIP Award Paid in 2015	2014 STIP Award Deferred to 2016
Archie M. Brown, Jr. President and Chief Executive Officer	$280,500	$187,000	$93,500
James M. Anderson Chief Financial Officer	$124,080	$82,720	$41,360
Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	$128,500	$85,667	$42,833
William J. Goodwin Chief Credit Officer	$124,080	$82,720	$41,360
Chris M. Harrison Chief Consumer Banking Officer	$80,104	$53,403	$26,701

        2015 STIP.    For 2015, the Executive Compensation Committee established the following performance measures and performance goals, and determined that the Company achieved the following performance for the fiscal year ended December 31, 2015:

		Performance Goals
Measure	Weight	Threshold 0%	Target 100%	Superior 150%	2015 Actual
Earnings per Share (operating)	30%	$1.45	$1.61	$1.77	$1.72
Return on Assets (operating)	30%	0.98%	1.09%	1.20%	1.16%
Non-performing Assets/Total Assets	20%	1.00%	0.80%	0.60%	0.53%
Loan Growth	20%	7.0%	10.9%	15.0%	10.0%

        Based upon the foregoing performance, the incentive compensation paid in 2016 to the Company's Chief Executive Officer, Chief Financial Officer and the other "Named Executive Officers" under the STIP for services performed from January 1, 2015 to December 31, 2015, was as follows:

Name and Title	Total STIP Award for 2015	2015 STIP Award Paid in 2016	2015 STIP Award Deferred to 2017
Archie M. Brown, Jr. President and Chief Executive Officer	$305,945	203,963	$101,982
James M. Anderson Chief Financial Officer	$128,435	85,623	$42,812
Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	$129,162	86,108	$43,054
William J. Goodwin Chief Credit Officer	$121,412	80,941	$40,471
Chris M. Harrison Chief Consumer Banking Officer	$80,883	53,922	$26,961

Long-Term Incentive Compensation.

        As noted above, the Executive Compensation Committee has adopted a LTI Program pursuant to which the Committee may award equity incentive compensation to certain executives consisting of restricted stock and performance share units.

        2014 LTI Awards.    At its March 2015 meeting, the Executive Compensation Committee determined the LTI Program grants to the Company's executive officers, consisting of restricted stock for services performed in 2014 and performance share units for the three year period beginning January 1, 2015 and ending December 31, 2017. The LTI Program grants are as follows:

Name and Title	Restricted Stock Allocation	Shares of Restricted Stock(1)	Performance Share Unit Allocation	Performance Share Units(1)
Archie M. Brown, Jr. President and Chief Executive Officer	$85,000	4,343	$85,000	4,343
James M. Anderson Chief Financial Officer	$35,250	1,801	$35,250	1,801
Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	$37,500	1,916	$37,500	1,916
William J. Goodwin Chief Credit Officer	$35,250	1,801	$35,250	1,801
Chris M. Harrison Chief Consumer Banking Officer	$25,625	1,309	$25,625	1,309

(1)
Based upon a share price of $19.57, which is the closing price of the Company's common stock on March 16, 2015, the date of grant.

        The Executive Compensation Committee established the performance measures applicable to the PSUs, each of which is to be measured as of the end of the three-year period, December 31, 2017. The Executive Compensation Committee determined that each executive's eligibility for the payout of PSUs will be determined based on the following measures:

Performance Measure	Weight	Evaluated vs.
Return on Assets	50%	Peer
Total Shareholder Return	25%	Peer
Earnings Per Share	25%	Goal

        2015 LTI Awards.    At its March 2016 meeting, the Executive Compensation Committee determined the LTI Program grants to the Company's executive officers, consisting of restricted stock for services performed in 2015 and performance share units for the three year period beginning January 1, 2016 and ending December 31, 2018. The LTI Program grants are as follows:

Name and Title	Restricted Stock Allocation	Shares of Restricted Stock(1)	Performance Share Unit Allocation	Performance Share Units(1)
Archie M. Brown, Jr. President and Chief Executive Officer	$97,590	4,558	$97,590	4,558
James M. Anderson Chief Financial Officer	$38,409	1,794	$38,409	1,794
Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	$38,625	1,804	$38,625	1,804
William J. Goodwin Chief Credit Officer	$36,308	1,696	$36,308	1,696
Chris M. Harrison Chief Consumer Banking Officer	$32,250	1,506	$32,250	1,506

(1)
Based upon a share price of $21.41, which is the closing price of the Company's common stock on March 4, 2016, the date of grant.

        The Executive Compensation Committee established the performance measures applicable to the PSUs, each of which is to be measured as of the end of the three-year period, December 31, 2018. The Executive Compensation Committee determined that each executive's eligibility for the payout of PSUs will be determined based on the following measures:

Performance Measure	Weight	Evaluated vs.
Return on Assets	50%	Peer
Total Shareholder Return	25%	Peer
Earnings Per Share	25%	Goal

Accounting and Tax Considerations

        The Company's compensation program is intended to comply with Sections 162(m) and 409A of the Internal Revenue Code of 1986, as amended (the "Code"). Under Section 162(m) of the Code, a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance based. The Company did not have any individuals with non-performance based compensation paid in excess of the Code Section 162(m) tax deduction limit. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Code Section 409A, and such benefits do not comply with Code Section 409A, then the benefits may be subject to federal and state income tax, an underpayment interest penalty and an additional 20% federal income tax.

Report of the Executive Compensation Committee

        The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Executive Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporation by reference into the Company's annual report on Form 10-K for the year ended December 31, 2015.

Members of the Executive Compensation Committee
/s/ THOMAS M. O'BRIEN (Chair) /s/ WILLIAM G. BARRON /s/ D.J. HINES /S/ ERIN P. HOEFLINGER

SUMMARY COMPENSATION TABLE

        The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers who served in such capacities as of December 31, 2015, each of whom had total annual compensation exceeding $100,000 in 2015 or in either of the preceding two years (the "named executive officers"), for services rendered to the Company during the fiscal year ended December 31, 2015.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)(1)	Option Awards ($) (f)(2)	Non-Equity Incentive Plan Compensation ($) (g)(3)	All Other Compensation ($) (h)		Total ($) (i)
Archie M. Brown, Jr.	2015	443,021	—	97,590	—	297,463	28,114	(4)	866,188
President and Chief Executive Officer	2014	420,677	—	85,000	—	248,769	30,372	(4)	784,818
	2013	394,964	—	116,655	38,885	164,999	33,284	(4)	748,787
James M. Anderson	2015	242,848	—	38,408	—	126,983	34,056	(5)	442,294
Chief Financial Officer	2014	235,199	—	35,250	—	106,611	30,700	(5)	407,759
	2013	230,886	—	42,704	14,235	63,992	34,367	(5)	386,184
Daryl R. Tressler	2015	256,058	—	38,625	—	128,941	37,700	(5)	461,323
Chief Banking Officer	2014	250,659	—	37,500	—	115,441	36,450	(5)	440,050
	2013	246,174	—	54,739	18,246	80,064	39,007	(5)	438,230
William J. Goodwin	2015	240,694	—	36,308	—	122,302	31,857	(4)	431,161
Chief Credit Officer	2014	233,467	—	35,250	—	106,611	31,650	(4)	406,979
	2013	230,285	—	42,704	14,235	63,941	35,982	(4)	387,147
Chris M. Harrison	2015	213,077	—	26,875	—	80,623	29,662	(4)	350,237
Chief Consumer Banking Officer	2014	203,271	—	25,625	—	70,171	19,107	(6)	318,174
	2013	188,866	—	28,500	9,500	43,996	22,102	(6)	292,964

(1)
For services performed during 2015 each officer was awarded restricted stock under the Company's Long Term Incentive Plan ("LTIP"). The number of shares of restricted stock was equal to the amount of the bonus divided by the closing price of a share of Company common stock on the grant date, March 4, 2016 ($21.41). The restricted stock awards vest 100% on the third anniversary of the grant date.

For services performed during 2014 each officer was awarded restricted stock under the Company's Long Term Incentive Plan ("LTIP"). The number of shares of restricted stock was equal to the amount of the bonus divided by the closing price of a share of Company common stock on the grant date, March 16, 2015 ($19.57). The restricted stock awards vest 100% on the third anniversary of the grant date.

For services performed during 2013 each officer was awarded a bonus under the Company's Long Term Incentive Plan ("LTIP") in a combination of shares of restricted stock (75%) and stock options (25%). The number of shares of restricted stock was equal to the amount of the bonus divided by the closing price of a share of Company common stock on the grant date, February 3, 2014 ($16.08). The restricted stock awards vest 100% on the third anniversary of the grant date.

(2)
The amounts listed in column (f) reflect the full grant date fair values in accordance with FASB ASC Topic 718.

(3)
Represents awards pursuant to the Company's Short Term Incentive Plan. The amount reported for each year does not include the portion of the award that is deferred to the subsequent year because the NEOs must be employed on the date of payment to receive the amount, but includes the portion of the award that was deferred from the prior year.

(4)
Includes (a) the value attributable to personal use of a Company-provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution made by the Company to the 401(k) plan; and (c) profit sharing contributions made by the Company to the 401(k) plan during 2013, 2014 and 2015.

(5)
Includes (a) the value attributable to personal use of a Company-provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution made by the Company to the 401(k) plan; (c) profit sharing contributions made by the Company to the 401(k) plan during 2013, 2014 and 2015, and (d) the cost of a country club membership.

(6)
Includes (a) the matching contribution made by the Company to the 401(k) plan and (b) profit sharing contributions made by the Company to the 401(k) plan during 2013, 2014 and 2015.

 Grants of Plan-Based Awards for 2015

        The following table sets forth certain information with respect to the equity and non-equity incentive compensation granted during the fiscal year ended December 31, 2015 to each of the Company's executive officers listed in the Summary Compensation Table.

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)(3)	All Other Option Awards: Number of Securities Underlying Options (#) (j)
											Grant Date Fair Value of Stock and Option Awards ($) (l)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh) (k)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)(2)	Target (#) (g)(2)	Maximum (#) (h)(2)
Archie M. Brown, Jr.	3/16/15	0	212,500	318,750	0	4,343	6,514	4,343	—	—	85,000
James M. Anderson	3/16/15	0	94,000	141,500	0	1,801	2,701	1,801	—	—	35,250
Daryl R. Tressler	3/16/15	0	100,000	150,000	0	1,916	2,874	1,916	—	—	37,500
William J. Goodwin	3/16/15	0	94,000	141,500	0	1,801	2,701	1,801	—	—	35,250
Chris M. Harrison	3/16/15	0	61,500	92,250	0	1,309	1,963	1,309	—	—	25,625

(1)
Represents STIP awards in March 2015 for services performed during the prior year. Two-thirds of the award was paid in March 2015 and is included in the executives' 2014 compensation in the Summary Compensation Table. One-third of the award was paid in March 2016, contingent upon the executives' continued employment through the payment date, and is included in the executives' 2015 compensation in the Summary Compensation Table. See page 22 for a discussion of the STIP and page 27 for a discussion of the STIP awards in March 2015.

(2)
Represents awards of preferred share units ("PSUs") pursuant to the LTI Program, which are based upon the Company's performance during the 3-year period following the date of the award. See page 24 for a discussion of the LTI Program and page 29 for a discussion of the PSUs awarded in March 2015.

(3)
Represents awards of restricted stock pursuant to the Company's LTI Program for services performed during the prior year. See page 24 for a discussion of the LTI Program and page 29 for a discussion of the restricted stock awarded in March 2015.

Outstanding Equity Awards at Fiscal Year-End

        The following table includes certain information with respect to the value of all unexercised equity awards previously awarded to the executive officers named above as of December 31, 2015.

						Stock Awards
									Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(2)
	Option Awards(1)							Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
Archie M. Brown, Jr.	25,000	—	—	$17.92	8/3/18	—	—	18,639	$426,460
	17,500	—	—	5.40	2/23/19
	4,204	2,804	—	13.67	4/10/23
	3,086	7,201	—	16.08	2/3/24
James M. Anderson	2,625	—	—	18.04	2/22/16	—	—	7,066	161,670
	5,000	—	—	17.01	2/20/17
	10,000	—	—	5.40	2/23/19
	1,539	1,027	—	13.67	4/10/23
	1,129	2,637	—	16.08	2/3/24
Daryl R. Tressler	1,575	—	—	18.04	2/22/16	—	—	8,647	197,843
	1,000	—	—	17.01	2/20/17
	1,973	1,316	—	13.67	4/10/23
	1,448	3,379	—	16.08	2/3/24
William J. Goodwin	1,539	1,027	—	13.67	4/10/23	—	—	7,066	161,670
	1,129	2,637	—	16.08	2/3/24
Chris M. Harrison	2,000	—	—	17.01	2/20/17	—	—	4,713	107,833
	3,267	—	—	5.40	2/23/19
	955	638	—	13.67	4/10/23
	753	1,760	—	16.08	2/3/24

(1)
All option awards and exercise prices are adjusted for stock splits and stock dividends since the date of grant.

(2)
Based on a share price of $22.88, the closing price of the Company's common stock on December 31, 2015.

        The options granted to the named executive officers with expiration dates in 2016 and 2017 are incentive stock options granted pursuant to the 2003 Plan. The terms of the options provide for vesting in four installments, with 10% vesting at the end of the first year, 20% at the end of the second year, 30% at the end of the third year and 40% at the end of the fourth year. All of the options have a total life of 10 years. A more detailed discussion of the 2003 Plan is set forth on page 23 of the Compensation Discussion and Analysis Section of this Proxy Statement.

        The options granted to Mr. Brown on August 4, 2008 were granted pursuant to the terms of the 2007 Stock Incentive Plan, have a term of ten years from the date of grant and vest on the fourth anniversary of the grant date, so long as Mr. Brown remains employed by the Company on that date. The options granted in 2009 with an expiration date of February 23, 2019 were granted pursuant to the 2007 Plan, have a term of 10 years, and vest as follows: 10% vest on December 31, 2009, an additional 20% vest on December 31, 2010, an additional 30% vest on December 31, 2011 and the final 40% vest on December 31, 2012. Notwithstanding the foregoing, none of the options granted on February 23, 2009, vested until April 2, 2012. The options granted in 2013 and 2014 were granted pursuant to the 2007 Plan, have a term of 10 years, and vest as follows: 10% on the first December 31 following the grant date, 20% on the second December 31 following the grant date, 30% on the third December 31 following the grant date and 40% on the fourth December 31 following the grant date.

 Option Exercises and Stock Vested—Fiscal Year 2015

        The following table summarizes for each named executive officer the number of shares acquired and amounts received upon exercise of options or the vesting of stock awards during the fiscal year ended December 31, 2015.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Archie M. Brown, Jr.	—	—	5,939	118,527
James M. Anderson	—	—	2,454	48,976
Daryl R. Tressler	—	—	2,996	59,793
William J. Goodwin	—	—	2,454	48,976
Chris M. Harrison	—	—	1,629	32,511

Equity Compensation Plan Information

        The following table sets forth information regarding securities authorized for issuance under the Company's equity compensation plans as of December 31, 2015:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	310,665	$12.83	1,000,000
Equity compensation plans not approved by security holders	—	—	—

Total	310,665	$12.83	1,000,000

Post-Employment Compensation

Change in Control Agreements

        The Company currently has "double-trigger" Change in Control Agreements in place with certain named executive officers and certain other officers of the Company or the Bank. During 2011, the Company entered into new Change in Control Agreements with Mr. Brown, Mr. Anderson and Mr. Tressler in replacement of their prior agreements. During 2012, the Company entered into a new Change in Control Agreement with Mr. Harrison in replacement of his prior agreement. The new agreements were entered into in order to: (i) remove the requirement under the prior change in control agreements that the Company gross-up each executive's termination payment in the event the executive was subject to excise taxes as a result of the payment; (ii) to make the Agreements generally consistent among the executives with respect to certain material terms, including the term of the Agreements, the length of time certain benefits continue following termination of employment, and the amount of notice necessary to terminate the Agreements; and (iii) to remove the enhancement of a SERP benefit which the Company does not have. Mr. Goodwin also entered into a Change in Control Agreement with the Company during 2011.

        The purpose of the Change in Control Agreements is to secure the continued service and dedication of the executives in the event of an actual or threatened "Change in Control," which is defined in the Agreements to have occurred if:

  •
  A majority of the directors as of the date of the agreement is replaced other than as the result of nomination or election by at least two-thirds of the incumbent directors;

  •
  Any person acquires beneficial ownership of 25% or more of the combined voting power of the Company's then outstanding securities, other than in certain circumstances specified in the change in control agreement;

  •
  A merger, consolidation, share exchange or similar form of corporate transaction is consummated, unless (a) holders of voting securities of the Company outstanding immediately prior to the merger represent more than 40% of the total voting power of the securities of the surviving company outstanding immediately after such transaction; (b) no person is or becomes the beneficial owner of more than 25% of the total voting power of the securities of the surviving corporation; and (c) at least one-half of the members of the board of directors of the surviving corporation were directors of the Company at the time of the Board's approval of the transaction; or

  •
  The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the sale of all or substantially all of the Company's assets.

        Each Agreement has a "double trigger" feature which provides that in the event the Executive's employment is terminated by the Company other than for "Cause" (as defined in the Agreement) or by the Executive for "Good Reason" (as defined in the Agreement) within 12 months of a Change in Control of the Company (24 months for Mr. Tressler), the Executive will be entitled to receive the following benefits:

  (i)
  a lump-sum cash amount equal to the sum of (A) the Executive's base salary through the date of the Executive's termination and any bonus amounts that have become payable, to the extent not previously paid or deferred, (B) a pro rata portion of the Executive's annual bonus for the fiscal year in which the Executive's date of termination occurs in an amount at least equal to (x) the Executive's annual performance based incentive bonus earned for the last completed fiscal year of the Company (the "Bonus Amount"), multiplied by (y) a fraction, the numerator of which is the number of days in the fiscal year in which the termination occurs through the date of termination and the denominator of which is 365, and reduced by (z) any amounts paid from the Company's annual incentive plan for the fiscal year in which the Executive's termination occurs and (C) any unpaid accrued vacation; plus

  (ii)
  a lump-sum cash amount equal to the sum of (A) 2.99 times (for Mr. Brown), 2.0 times (for Messrs. Anderson, Tressler and Goodwin) or 1.5 times (for Mr. Harrison) the Executive's highest annual rate of base salary during the 12-month period immediately prior to the Executive's date of termination, plus (B) 2.99 times (for Mr. Brown), 2.0 times (for Messrs. Anderson, Tressler and Goodwin) or 1.5 times (for Mr. Harrison) the Executive's Bonus Amount; and

  (iii)
  continuation of medical, dental, accident, disability and life insurance benefits for the Executive and his dependents for a period of 12 months (24 months for Mr. Tressler and 18 months for Mr. Harrison) following the Executive's date of termination. If the Executive's date of termination is within 12 months of the earliest date on which such termination could be considered a "Retirement" (as defined in the Agreement) (24 months for Mr. Tressler and 18 months for Mr. Harrison), the benefits described in (ii) and (iii) in the preceding sentence will be reduced accordingly.

        In the event that the Executive's employment terminates other than by reason of a Qualifying Termination within 12 months of a Change in Control (24 months for Mr. Tressler), the Executive will be entitled to receive a lump-sum cash amount equal to the sum of (i) the Executive's base salary through the Executive's date of termination and any bonus amounts that have become payable, to the extent not previously paid or deferred, and (ii) any unpaid accrued vacation.

        To the extent payments made to the Executive in connection with a Change in Control, or within 12 months after a Change in Control (24 months for Mr. Tressler), would be considered "excess parachute payments" pursuant to Section 280G of the Internal Revenue Code, the benefit payment to the Executive under the Agreement, when combined with all other parachute payments to the Executive, shall be the greater of: (i) the Executive's benefit under the Agreement reduced to the maximum amount payable to the Executive such that when it is aggregated with payments and benefits under all other plans and arrangements with the Company it will not result in an "excess parachute payment;" or (ii) the Executive's benefit under the Agreement after taking into account the amount of the excise tax imposed on the Executive under Code Section 280G due to the benefit payment. None of the Company's change in control agreements contain a tax gross-up provision.

        Except under limited circumstances, each Agreement will terminate if the Executive or the Company terminates the Executive's employment prior to a Change in Control. Additionally, the Company may terminate each Agreement upon 12 months' written notice of termination (24 months for Mr. Tressler); provided, however, that the Agreement will continue in effect for a 12-month period after a Change in Control (24 months for Mr. Tressler) if such Change in Control occurs during the term of the Agreement.

Potential Payments Under Change in Control Agreements

        The following table shows the cash and benefits each of the named executive officers would have been eligible to receive had a change in control occurred during the fiscal year ended December 31, 2015, and had their employment been terminated on December 31, 2015. For purposes of this table, it is assumed that the termination of employment occurred on December 31, 2015.

Name	Salary ($)	Bonus ($)	Benefits ($)(1)	Options ($)(2)	Restricted Stock ($)(3)	PSUs ($)(4)	Gross Up ($)	Total ($)
Archie M. Brown, Jr.	1,458,971	914,776	37,363	108,145	426,460	99,368	—	3,045,082
James M. Anderson	512,100	256,870	12,938	39,602	161,670	41,207	—	1,024,387
Daryl R. Tressler(5)	150,208	75,345	7,245	50,757	197,843	43,838	—	525,236
William J. Goodwin	484,100	242,824	34,738	39,602	161,670	41,207	—	1,004,141
Chris M. Harrison	322,500	121,325	17,325	27,367	107,833	29,950	—	626,299

(1)
Consists of medical, dental, accident, disability and life insurance benefits. The value is based upon the type of insurance coverage the Company carried for each executive officer as of December 31, 2015, and is valued at the premiums in effect on December 31, 2015. This amount was calculated with the assumptions used for financial reporting purposes under generally accepted accounting principles in accordance with Accounting Standards Codification (ASC) 715.

(2)
The 2003 Plan, the 2007 Plan and the 2015 Plan each provide for the acceleration of the vesting of options upon the occurrence of a change in control (as defined in the applicable plan). Had a change in control occurred on December 31, 2015, all of the options previously granted to the named executive officers would have vested.

(3)
The 2007 Plan and the 2015 Plan each provide for the acceleration of the vesting of restricted stock upon the occurrence of a change in control (as defined in the applicable plan). Had a change in control occurred on December 31, 2015, all of the restricted stock held by the named executive officers would have vested.

(4)
The 2015 Plan provides for the acceleration of the vesting of PSUs upon the occurrence of a change in control (as defined in the 2015 Plan). Pursuant to the 2015 Plan, any performance criteria applicable to the award of PSUs is deemed to have been satisfied at the target level of performance specified in connection with the applicable PSU award.

(5)
Pursuant to Mr. Tressler's Change In Control Agreement, the calculation of salary, bonus and benefits to be paid to Mr. Tressler upon a change in control are to be reduced in the event the change in control occurs within two years of the date upon which Mr. Tressler could be deemed to be retired, which is defined as the first day of the month following his 65th birthday. Because Mr. Tressler will be 65 in July 2016, his change in control payments have been reduced as provided in the agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the number of our common shares beneficially owned as of December 31, 2015 (unless otherwise indicated) by each person known to the Company to own beneficially more than five percent (5%) of the issued and outstanding common stock of the Company:

Name and address of beneficial owner	Aggregate Number Of Shares Beneficially Owned		Percent of Shares Outstanding(1)
Dimensional Fund Advisors LP	1,617,337	(2)	7.50%
Building One
6300 Bee Cave Road
Austin, TX 78746
BlackRock, Inc.	1,337,922	(3)	6.20%
55 East 52nd Street
New York, NY 10055

(1)
Based on the number of shares outstanding at December 31, 2015.

(2)
This information is based on information filed with the SEC via Schedule 13G/A on February 9, 2016. Dimensional Fund Advisors LP ("DFA"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor, sub-advisor and/or manager, DFA may possess investment and/or voting power over the shares of Company common stock that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. DFA disclaims beneficial ownership all securities owned by the Funds.

(3)
This information is based on information filed with the SEC via Schedule 13G/A on January 26, 2016, by BlackRock, Inc. The shareholder is deemed to be the beneficial owner of 1,337,922 in aggregate number of shares of the Company's common stock as a result of being a parent holding company or control person.

        The following table shows the number of our common shares beneficially owned as of March 1, 2016 by the Company's directors, nominees for election as directors, the executive officers named in the Summary Compensation Table, and the directors and executive officers of the Company as a group.

Name (Age)	Aggregate Number Of Shares Beneficially Owned		Percent of Shares Outstanding(1)
James M. Anderson (44)	48,088	(2)	*
Kathleen L. Bardwell (59)	13,712		*
William G. Barron (66)	600,650	(3)	2.78%
Vincent A. Berta (57)	1,916	(4)	*
Archie M. Brown, Jr. (55)	109,791	(5)	*
Brian J. Crall (56)	28,110	(6)	*
William J. Goodwin (56)	29,994	(7)	*
Chris M. Harrison (48)	20,338	(8)	*
D.J. Hines (64)	34,068	(9)	*
Erin P. Hoeflinger (50)	1,341		*
Thomas M. O'Brien (59)	59,666	(10)	*
Lawrence R. Rueff, DVM (62)	39,786	(11)	*
John G. Seale (56)	32,782	(12)	*
Charles J. Thayer (72)	29,484	(13)	*
Daryl R. Tressler (64)	136,306	(14)	*

All directors and executive officers as a group (15 persons)	1,186,032		5.49%

*
Represents less than 1% of the Company's outstanding common shares.

(1)
Based on the number of shares outstanding at March 1, 2016 (21,608,919 shares).

(2)
Includes 285 shares owned of record by Mr. Anderson as custodian for his daughter, 416 shares owned of record by Mr. Anderson as custodian for his son, 10,906 shares held on his behalf under the Plan, 16,865 restricted shares, and 17,668 shares to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act of 1934 (the "Exchange Act").

(3)
Includes 45,863 shares held in IRAs on Mr. Barron's behalf, 50,086 shares held in IRAs on behalf of Mr. Barron's wife, 100,011 shares held in a generation skipping trust of which Mr. Barron is the co-trustee, 401,312 shares held in a trust of which Mr. Barron's wife is the trustee, and 1,000 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(4)
Includes 1,558 shares held in an IRA on Mr. Berta's behalf.

(5)
Includes 21,487 shares owned of record by Mr. Brown jointly with his wife, 19,875 shares held on his behalf under the Plan, 18,639 restricted shares, and 49,790 shares to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act of 1934 (the "Exchange Act").

(6)
Includes 2,835 shares held in an IRA on Mr. Crall's behalf, 1,120 shares held in an IRA on behalf of Mr. Crall's wife, and 6,000 shares to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(7)
Includes 7,065 restricted shares and 2,668 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(8)
Includes 5,606 shares held on his behalf under the Company's 401(k) plan, 4,713 restricted shares and 6,975 shares to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(9)
Includes 13,492 shares held of record in an IRA on Mr. Hines' behalf, 646 shares owned of record by Mr. Hines jointly with his wife, 853 shares held of record in an IRA on behalf of Mr. Hines' wife, 443 shares owned of record by Mr. Hines' wife jointly with their daughter, 84 shares owned of record by Mr. Hines' wife jointly with their son, 359 shares owned of record by Mr. Hines' wife as custodian for their son, 695 shares owned of record by Mr. Hines for benefit of his grandchildren, and 6,000 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(10)
Includes 44,334 shares held in 2 revocable trusts of which Mr. O'Brien is a co-trustee.

(11)
Includes 11,892 shares held in an IRA on Dr. Rueff's behalf, 8,142 shares held in an IRA on behalf of Dr. Rueff's wife and 4,420 shares held by Dr. Rueff jointly with his wife.

(12)
Includes 6,925 shares held of record in an IRA on Mr. Seale's behalf, 9,037 shares held in by Mr. Seale in a 401(k) plan and 4,833 shares held in IRAs on behalf of Mr. Seale's wife.

(13)
Includes 15,000 shares held of record in an IRA on behalf of Mr. Thayer.

(14)
Includes 1,690 shares owned of record by Mr. Tressler jointly with his wife, 66,903 shares held on his behalf under the Plan, 9,544 restricted shares, 6,777 shares owned of record by Mr. Tressler's wife, 966 shares owned by Mr. Tressler's wife jointly with his daughter, 972 shares owned by Mr. Tressler's wife jointly with his son, 550 shares owned by Mr. Tressler's wife as custodian for his grandson, 550 shares owned by Mr. Tressler's wife as custodian for his granddaughter, and 4,421 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

 PROPOSAL 2: ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION
POLICIES AND PROCEDURES.

        The Dodd Frank Wall Street Reform and Consumer Protection Act requires, among other things that, the Company permit a non-binding advisory vote on the compensation of the Company's named executive officers, as described in the Compensation Discussion and Analysis and the related tabular disclosure regarding named executive officer compensation in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives the Company's shareholders the opportunity to endorse or not endorse the Company's executive pay program and policies. We currently hold say-on-pay votes annually.

        The Board of Directors of the Company believes that the Company's compensation policies and procedures are centered on a pay-for-performance culture and are closely aligned with the long-term interests of shareholders. As a shareholder, you have an opportunity to endorse or not endorse the Company's executive compensation policies and procedures through the following resolution:

          "Resolved, that the shareholders hereby approve the overall executive compensation policies and procedures employed by the Company with respect to its named executive officers, as described in the Compensation Discussion and Analysis and the related tabular disclosure contained in the Company's Proxy Statement for its 2016 Annual Meeting."

        Because your vote is advisory, it will not be binding on the Board and may not be construed as overruling a decision by the Board. Your vote will also not create or imply any additional fiduciary duty by the Board or restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Executive Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

        The Board of Directors recommends a vote "FOR" approval of this resolution.

 PROPOSAL 3: RATIFICATION OF APPOINTMENT OF CROWE HORWATH, LLP
AS THE COMPANY'S REGISTERED PUBLIC ACCOUNTING FIRM (INDEPENDENT AUDITORS)

        At its February 2016 meeting, the Audit Committee of the Board of Directors recommended and approved the appointment of Crowe Horwath LLP as the Company's independent public accounting firm (independent auditors) to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 2016. The Company is seeking the shareholders' ratification of such action.

Report of the Audit Committee

        The Audit Committee of MainSource Financial Group, Inc. is composed of four directors who the Board of Directors has determined are "independent" as defined by NASDAQ Stock Market listing standards. The Audit Committee's responsibilities are set forth in a written charter approved by the Board of Directors. The charter is also reviewed annually by the Audit Committee. A copy of the Audit Committee charter is available on the Company's website at www.mainsourcefinancial.com. The Audit Committee has determined that its members meet the financial literacy requirements of the NASDAQ Stock Market listing standards.

        Management of the Company has primary responsibility for the Company's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. This audit serves as a basis for the auditor's opinion in the annual report to shareholders addressing whether the financial statements fairly present the Company's financial position, results of operations and cash flows and for the auditor's report of the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. For the fiscal year ended December 31, 2015, the Audit Committee engaged Crowe Horwath LLP to serve as the Company's independent auditor.

        In discharging its oversight responsibility, the Audit Committee met and held discussions with management and the independent auditor. Management represented to the Audit Committee that the Company's consolidated financial statements as of and for the year ended December 31, 2015 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Accounting Oversight Board in Rule 3200T.

        The independent auditor also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) for independent auditor communications with Audit Committees concerning independence, and the Audit Committee discussed with the independent auditor that firm's independence. In addition, the Audit Committee approved in advance all non-audit engagements by the Company's independent auditor. The Audit Committee determined that the independent auditor's provision of non-audit services to the Company is compatible with maintaining that firm's independence.

        Based upon the discussions and reviews referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

        Respectfully submitted by the members of the Audit Committee:

/s/ KATHLEEN L. BARDWELL (Chair) /s/ BRIAN J. CRALL /s/ THOMAS J. O'BRIEN /s/ JOHN G. SEALE

Fees Paid to Independent Registered Public Accountants

        The following table presents fees for professional services rendered by Crowe Horwath LLP for the audit of the Company's annual financial statements for 2014 and 2015 included on Form 10-K, the integrated audit of internal controls over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, the review of the interim consolidated financial statements included in Forms 10-Q filed during the years 2014 and 2015, and the review of various other SEC filings during 2014 and 2015. Fees billed for audit-related services, tax services and all other services rendered by Crowe Horwath LLP for 2014 and 2015 are also presented below. Representatives from Crowe Horwath LLP are expected to be present at the meeting, have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

	2014	2015
Audit Fees	$343,250	$389,575
Audit-Related Fees(1)	63,076	59,101
Tax Fees(2)	87,325	64,040
All Other Fees(3)	12,500	7,500

Total	$506,151	$520,216

(1)
Includes fees, including reimbursement of expenses, paid for the audit of the Company's benefit plans and captive insurance company, required FDICIA reporting procedures, review of documents related to the Company's registration statement and consulting on various accounting and auditing matters.

(2)
Includes fees paid for income tax return preparation, assistance with quarterly tax estimates, tax compliance services and research on various tax matters.

(3)
Includes fees paid in connection with the organization and management of the Company's captive insurance subsidiary.

Pre-Approval by Audit Committee of Independent Accountant Services

        The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditor, except as described below.

        Under its current charter, it is the policy of the Audit Committee to pre-approve all non-audit services, including tax work, or other allowable services to be performed by external accountants or auditors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by Crowe Horwath LLP pursuant to these exceptions in the 2015 fiscal year.

 SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based upon a review of filings with the SEC and written representations that no other reports were required, the Company believes that all of the Company's directors and executive officers complied during fiscal 2015 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, other than a late Form 5 filed by Mr. Barron to report a gift of stock made during 2015.

SHAREHOLDER PROPOSALS

        To be considered for inclusion in next year's proxy statement, shareholder proposals must be submitted in writing by November 27, 2016, to the Company's Secretary, 2105 North State Road 3 Bypass, Greensburg, Indiana 47240, and be in proper form under SEC Regulation 14A, Rule 14a-8, Shareholder Proposals. In addition, the Company's By-laws provide that any shareholder wishing to nominate a candidate for director or propose other business at the Annual Meeting, which nomination or proposal will not be included in the Company's proxy materials, must give the Company written notice not less than 60 days or more than 90 days before the meeting, and the notice must provide certain other information as described in the By-laws. Copies of the By-laws are available to shareholders free of charge upon request to the Company's Secretary. The persons named in the proxies retain the discretion to vote proxies on matters of which the Company is not properly notified at its principal executive offices on or before 60 days before the meeting, and also retain such authority under certain other circumstances. For additional information regarding the shareholder nomination process, please see "Communications with Independent Directors" on page 18.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE 2016 ANNUAL MEETING

        The U.S. Securities and Exchange Commission's e-proxy rules require companies to post their proxy materials on the internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this proxy statement, we have chosen to follow the SEC's "notice only" so, pursuant to the Notice of Internet Availability of Proxy Materials sent to shareholders on or about March 18, 2016, a shareholder who wishes to receive a paper or e-mail copy of the proxy materials must request one. The copies are free of charge. We are posting a full set of our proxy materials (this proxy statement, the proxy card and our Annual Report to Shareholders for the fiscal year ended December 31, 2015) online. The Company's Proxy Statement for the 2016 Annual Meeting of Shareholders, Proxy Card and Annual Report to Shareholders for the fiscal year ended December 31, 2015, are available at: http://www.edocumentview.com/MSFG.

ADDITIONAL INFORMATION

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for e-proxy notices, proxy statements, and annual reports with respect to two or more shareholders sharing the same address by delivering a single copy addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies. Brokers with account holders who are Company shareholders may be "householding" our proxy materials. Under this procedure, the Company is delivering a single copy of the Notice of Internet Availability of Proxy Materials or a paper copy of the proxy materials, as applicable, to multiple shareholders who share the same address, unless the Company has received contrary instructions from one or more of the shareholders. Once "householding" communications to your address begin, "householding" will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in "householding." If, at any time, you no longer wish to participate in "householding" and would prefer to receive separate proxy materials, you may (1) notify your broker, (2) direct your written request to: Secretary, MainSource Financial Group, Inc., 2105 North State Road 3 Bypass, Greensburg, Indiana 47240, or (3) contact the Secretary of the Company, James M. Anderson, at (812) 663-6734. Shareholders who hold their securities in street name and who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker. Shareholders who hold their shares in their own name should contact the Secretary of the Company. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered.

Advance Notice Procedures for Annual Meeting Business

        Under our By-laws, no business may be brought before an annual meeting except in one of the following ways: (i) it is specified in the notice of the meeting (which includes shareholder proposals that the Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934); (ii) such business is otherwise brought before the meeting by or at the direction of the Board of Directors; or (iii) such business is brought before the meeting by a shareholder who has delivered notice to the Company (containing certain information specified in our By-laws) not less than 60 nor more than 90 days prior to the meeting. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement.

OTHER MATTERS

        As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors,

James M. Anderson
Secretary

March 23, 2016

NNNNNNNNNNNN . + NNNNNN C 1234567890 000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/MSFG • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Important Notice Regarding the Availability of Proxy Materials for the MainSource Financial Group, Inc. Annual Meeting of Shareholders to be Held on April 27, 2016 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.envisionreports.com/MSFG Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/MSFG to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before 10 business days before the meeting to facilitate timely delivery. + C O Y 02B38A NNNNNNNNN Shareholder Meeting Notice1234 5678 9012 345 IMPORTANT ANNUAL MEETING INFORMATION

. MainSource Financial Group, Inc.’s Annual Meeting of Shareholders will be held on April 27, 2016 at the Company's Corporate Office Building, 2105 North State Road 3 Bypass, Greensburg, Indiana, at 10:00 a.m. (local time). Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4: 1. Election of Directors: To elect as directors the following ten (10) nominees: Kathleen L. Bardwell, William G. Barron, Vincent A. Berta, Archie M. Brown, Jr., D. J. Hines, Erin P. Hoeflinger, Thomas M. O’Brien, Lawrence R. Rueff, DVM, John G. Seale and Charles J. Thayer. Approval of an advisory proposal on the Company’s executive compensation policies and procedures. Ratification of the appointment of Crowe Horwath LLP. Other Business. To transact such other matters as may properly be brought before the Annual Meeting or any adjournment thereof. (The Board of Directors does not know of any such other matters.) 2. 3. 4. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/MSFG. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send email to investorvote@computershare.com with “Proxy Materials MainSource Financial Group, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by 10 business days before the meeting. g g 02B38A Shareholder Meeting Notice

MainSource
FINANCIAL GROUP

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 4:00 p.m., EST, on April 26, 2016.

Vote by Internet

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Kathleen L. Bardwell	☐	☐	02 - William G. Barron	☐	☐	03 - Vincent A. Berta	☐	☐
04 - Archie M. Brown, Jr.	☐	☐	05 - D. J. Hines	☐	☐	06 - Erin P. Hoeflinger	☐	☐
07 - Thomas M. O'Brien	☐	☐	08 - Lawrence R. Rueff, DVM	☐	☐	09 - John G. Seale	☐	☐
10 - Charles J. Thayer	☐	☐						

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B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign above exactly as your name(s) appears opposite the signature lines. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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02B36B

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

MainSource
FINANCIAL GROUP

Proxy — MainSource Financial Group, Inc.

Proxy for 2016 Annual Meeting of Shareholders

Greensburg, Indiana

The undersigned shareholder of MAINSOURCE FINANCIAL GROUP, INC. ("Company"), Greensburg, Indiana, does hereby nominate, constitute and appoint JOHN G. SEALE AND KATHLEEN L. BARDWELL, or either of them (with full power to act alone), my true and lawful attorney(s) and proxy(ies) with full power of substitution, for me and in my name, place and stead, to vote all of the Common Shares of the Company standing in my name on its books at the close of business on March 7, 2016 at the Annual Meeting of Shareholders to be held at the Company's Corporate Office Building, 2105 North State Road 3 Bypass, Greensburg, Indiana on April 27, 2016, at 10:00 a.m. (local time), and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

Information regarding the matters to be acted upon at the meeting is contained in the Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this proxy.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED AND IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT. IF NO INSTRUCTION IS INDICATED, THEN THE ABOVE-NAMED PROXIES, OR ANY ONE OF THEM, WILL VOTE THE SHARES REPRESENTED "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1, "FOR" THE APPROVAL OF AN ADVISORY PROPOSAL ON THE COMPANY'S EXECUTIVE COMPENSATION POLICIES AND PROCEDURES AND "FOR" THE RATIFICATION OF CROWE HORWATH LLP, AND IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

An addressed postage prepaid envelope is enclosed for your convenience in promptly returning your proxy.
The prompt return of your proxy will help the Company avoid additional costs in soliciting proxies.

(Please Complete, Sign, Date and Return Promptly)